                      Securities and Exchange Commission


                            Washington, D.C. 20549



                                   FORM 8-K



             Current Report Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


       Date of Report (Date of Earliest Event Reported): October 1, 2001


                               eDiets.com, Inc.
                -----------------------------------------------
            (Exact name of Registrant as specified in its charter)


                                    0-30559
                -----------------------------------------------
                            Commission File Number

             Delaware                                            56-0952883
--------------------------------                            --------------------
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)



                          3801 W. Hillsboro Boulevard
                      Deerfield Beach, Florida          33342
                -----------------------------------------------
              (Address of Principal Executive Offices) (Zip Code)



                                (954) 360-9022
                        ------------------------------
             (Registrant's Telephone number, including area code)

Item 5.   Other Events.

     On October 1, 2001, eDiets.com, Inc. ("eDiets"), DietSmart Acquisition Corp., a wholly-owned subsidiary of eDiets ("Newco") and David R. Humble, eDiets' Chairman, Chief Executive Officer and principal stockholder entered into an Agreement and Plan of Merger (the "Merger Agreement") with DietSmart, Inc., a Delaware Corporation ("DietSmart") and Tamara L. Totah, DietSmart's Chief Executive Officer, Carlos M. Lopez-Ona, DietSmart's Chief Financial Officer and Andrew G. Smith, the president of DietSmart. Under the terms of the Merger Agreement, DietSmart will be merged with and into Newco and thereby become a wholly-owned subsidiary of eDiets. The merger is subject to certain closing conditions, including approval by the DietSmart stockholders. Upon the closing of the Merger, the DietSmart stockholders will receive an aggregate of 2 million shares of eDiets common stock and $2.5 million in cash, payable in installments.

     Mr. Humble will remain as Chairman and Chief Executive Officer of the combined company after the merger, and DietSmart Chief Executive Officer, Ms. Totah, will assume the role of President of eDiets.

     The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement attached hereto as Exhibit 2.1.

Item 7.   Financial Statements and Exhibits.

     (c) Exhibits

     2.1 Agreement and Plan of Merger, dated October 1, 2001, by and among eDiets.com, Inc., DietSmart Acquisition Corp., David R. Humble, DietSmart, Inc., Tamara L. Totah, Carlos M. Lopez-Ona, and Andrew G. Smith.

                                  SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused and authorized this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated: October 9, 2001

                                            eDiets.com, Inc.

                                            By: /s/ Robert T. Hamilton
                                                --------------------------------
                                                Robert T. Hamilton, Chief
                                                Financial Officer

                         AGREEMENT AND PLAN OF MERGER

                          DATED AS OF OCTOBER 1, 2001

                                     AMONG

                               EDIETS.COM, INC.

                          DIETSMART ACQUISITION CORP.

                                DAVID R. HUMBLE

                                DIETSMART, INC.

                                TAMARA L. TOTAH

                              CARLOS M. LOPEZ-ONA

                                ANDREW G. SMITH

                                TABLE OF CONTENTS

                                                                                                       Page
1.   The Merger..................................................................................         1
     1.1      The Merger.........................................................................         1
     1.2      Effective Date.....................................................................         1
     1.3      Effect of the Merger...............................................................         2
     1.4      Certificate of Incorporation/By-Laws...............................................         2
     1.5      Directors and Officers of the Surviving Corporation................................         2
     1.6      Conversion of Securities...........................................................         2
     1.7      DietSmart Stock Options............................................................         5
     1.8      Procedures for Exchange............................................................         5

2.   Representations and Warranties as to DietSmart..............................................         6
     2.1      Organization, Standing and Power...................................................         6
     2.2      Capitalization.....................................................................         6
     2.3      Ownership of DietSmart Common Stock................................................         7
     2.4      Interests and Other Entities.......................................................         8
     2.5      Authority..........................................................................         8
     2.6      Noncontravention...................................................................         8
     2.7      Financial Statements...............................................................         8
     2.8      Absence of Undisclosed Liabilities.................................................         9
     2.9      Absence of Affiliated Transactions.................................................         9
     2.10     Absence of Changes.................................................................         9
     2.11     Litigation.........................................................................         9
     2.12     No Violation of Law................................................................         10
     2.13     Title to Assets and Properties.....................................................         10
     2.14     Intangibles/Inventions.............................................................         10
     2.15     Systems and Software...............................................................         11
     2.16     Tax Matters........................................................................         12
     2.17     Insurance..........................................................................         12
     2.18     Employee Arrangements..............................................................         12
     2.19     Certain Contracts..................................................................         13
     2.20     Information as to DietSmart........................................................         13

3.   Representations and Warranties as to eDiets and Newco.......................................         13
     3.1      Corporate Organization, Standing and Power.........................................         13
     3.2      Corporate Action...................................................................         14
     3.3      Capitalization.....................................................................         14
     3.4      No Restrictions....................................................................         14
     3.5      eDiets Financial Statements........................................................         15
     3.6      eDiets SEC Documents...............................................................         15
     3.7      Absence of Changes.................................................................         15
     3.8      Litigation.........................................................................         15
     3.9      Tax Matters........................................................................         16

     3.10     Qualification as a Reorganization..................................................         16
     3.11     No Violation of Law................................................................         17
     3.12     Information as to eDiets and Newco.................................................         17

4.   Confidentiality.............................................................................         17

5.   Covenants of All Parties....................................................................         18
     5.1      Investigation......................................................................         18
     5.2      Consummation of Transaction........................................................         19
     5.3      Cooperation/Further Assurances.....................................................         19
     5.4      Accuracy of Representations........................................................         19
     5.5      Notification of Certain Matters....................................................         19
     5.6      Broker.............................................................................         20
     5.7      No Solicitation of Transactions....................................................         20

6.   Covenants of DietSmart and Principal Stockholders...........................................         20
     6.1      Prohibited Conduct of DietSmart and Principal Stockholders.........................         20
     6.2      DietSmart Stockholder Approval and Meeting.........................................         22

7.   Covenants of eDiets and Humble..............................................................         22
     7.1      Prohibited Conduct of eDiets.......................................................         22
     7.2      Election of DietSmart Representative...............................................         24
     7.3      Mandatory Registration.............................................................         24
     7.4      Piggyback Registration Rights......................................................         25
     7.5      Right of Co-Sale...................................................................         25
     7.6      Payment of Deferred Compensation...................................................         25
     7.7      Status Reorganization..............................................................         25
     7.8      Taxes..............................................................................         26
     7.9      Indemnity by eDiets and Newco......................................................         26

8.   Conditions of Merger........................................................................         27
     8.1      Conditions to Obligations of eDiets and Newco to Effect the Merger.................         27
     8.2      Conditions to Obligations of DietSmart and the Principal Stockholders
              to Effect the Merger...............................................................         28

9.   Indemnification.............................................................................         29
     9.1      Indemnification by Principal Stockholders..........................................         29
     9.2      Indemnification by eDiets and Newco................................................         30
     9.3      Third Party Claims.................................................................         30
     9.4      Assistance.........................................................................         31
     9.5      Limitations on Indemnification Rights..............................................         31
     9.6      "Knowledge" and "Material".........................................................         33
     9.7      Rights of DietSmart Stockholders Representatives...................................         33

10.  Escrow Establishments:  Reimbursement of Certain Fees ......................................         33
     10.1     Turner Litigation Escrow...........................................................         33
     10.2     Indemnification Claims Escrow......................................................         34
     10.3     Recognition Group Claim Escrow Fund................................................         34

     10.4     Reimbursement of Legal Fees........................................................         34
     10.5     Orrick, Herrington & Sutcliffe Claim...............................................         35

11.  The Closing.................................................................................         35
     11.1     Deliveries by eDiets and Newco at the Closing......................................         35
     11.2     Deliveries by DietSmart and/or the Principal Stockholders at the Closing...........         36
     11.3     Other Deliveries...................................................................         36

12.  Termination and Waiver......................................................................         36
     12.1     Termination........................................................................         36
     12.2     Waiver.............................................................................         37

13.  Break-up Fees...............................................................................         37
     13.1     Payment of Fees by eDiets .........................................................         37
     13.2     Payment of Fees by DietSmart ......................................................         37
     13.3     Liquidated Damages.................................................................         37

14.  Repayment of Certain Advance................................................................         38

15.  Fees and Expenses...........................................................................         38

16.  Survival of Representations and Warranties..................................................         38

17.  General Provisions..........................................................................         38
     17.1     Notices............................................................................         38
     17.2     Severability.......................................................................         39
     17.3     Entire Agreement...................................................................         40
     17.4     Amendment..........................................................................         40
     17.5     Schedules..........................................................................         40
     17.6     No Assignment......................................................................         40
     17.7     Governing Law, Venue...............................................................         40
     17.8     Dispute Resolution.................................................................         40
     17.9     Headings...........................................................................         42
     17.10    Counterparts.......................................................................         42
     17.11    Attorneys' Fees....................................................................         42
     17.12    Construction.......................................................................         43
     17.13    Waiver of Breach...................................................................         43

                                   EXHIBITS
                                   --------

Exhibit A  -  Certificate of Merger
---------
Exhibit B  -  Directors and Officers of Newco
---------
Exhibit C  -  Stock Option Agreement -Certain Optionholders
---------
Exhibit C1 -  Stock Option Agreement - Optionees
----------
Exhibit D  -  Registration Rights Agreement
---------
Exhibit E  -  Opinion of Winston and Strawn
---------
Exhibit E1 -  Opinion of Jennifer Lupo, Esq.
----------
Exhibit F  -  Opinion of Richards, Layton & Finger
---------
Exhibit G  -  Employment Agreements
---------
Exhibit H  -  Opinion of Nason, Yeager, Gerson, White & Lioce, P.A.
---------
Exhibit I  -  Escrow Agreement
---------

                         AGREEMENT AND PLAN OF MERGER
                         ----------------------------

     AGREEMENT AND PLAN OF MERGER dated as of October 1, 2001 (the "Agreement") among EDIETS.COM, INC., a Delaware corporation ("eDiets"), DIETSMART ACQUISITION CORP., a Delaware corporation and a wholly-owned subsidiary of eDiets ("Newco" or "Surviving Corporation"), DAVID R. HUMBLE ("Humble"), DIETSMART, INC., a Delaware corporation ("DietSmart"), TAMARA L. TOTAH ("Totah"), ANDREW G. SMITH ("Smith") and CARLOS M. LOPEZ-ONA ("Lopez-Ona") (Totah, Smith and Lopez-Ona are collectively the "Principal Stockholders").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, the respective Boards of Directors of eDiets, Newco and DietSmart believe it is in the best interest of their respective companies and the stockholders of their respective companies for Newco and DietSmart to combine into a single company through the statutory merger of DietSmart with and into Newco and Newco being the surviving corporation (the "Merger") and, in furtherance thereof have approved the Merger; and

     WHEREAS, eDiets, Newco, DietSmart and the Principal Stockholders desire to make certain representations and warranties and other agreements and covenants in connection with the Merger.

     WHEREAS, Humble desires to join as a party to the Agreement solely and only for the purpose of making the agreement and covenants provided in Sections 7.2 and 7.5 below.

     NOW, THEREFORE, in consideration of the covenants and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:

     1.   The Merger.
          ----------

          1.1  The Merger.  At the Effective Date (as defined in Section 1.2
               ----------
below), and subject to and upon the terms of this Agreement and Delaware law, DietSmart shall be merged with and into Newco, the separate corporate existence of DietSmart shall cease, and Newco shall continue as the surviving corporation, operating as a wholly-owned subsidiary of eDiets.

          1.2  Effective Date.  As promptly as practicable after the
               --------------
satisfaction or waiver of the conditions set forth in Section 8, unless this Agreement shall have been terminated and the transaction contemplated herein shall have been abandoned pursuant to Section 12, Newco and DietSmart shall cause the Merger to be consummated by executing and filing a Certificate of Merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware in the form of Exhibit A. The Merger shall become effective upon the
                        ---------
acceptance of the Certificate of Merger by the appropriate state authorities of Delaware which date shall be the "Effective Date" for purposes of this Agreement.

          1.3  Effect of the Merger.  At the Effective Date, the effects of the
               --------------------
Merger shall be as provided in the applicable provisions of Delaware General Corporation Law (the "DGCL"). Without limiting the generality of the foregoing, and subject thereto, at the Effective Date, all the rights, privileges, powers, franchises and all property (real, personal and mixed) of DietSmart and all debts due DietSmart shall vest in Newco, and all debts, liabilities, obligations and duties of DietSmart shall become the debts, liabilities, obligations and duties of Newco.

          1.4  Certificate of Incorporation/By-Laws.
               ------------------------------------

               (a) The Certificate of Incorporation of Newco, as in effect immediately prior to the Effective Date and as amended to the extent set forth in Paragraph Third of Exhibit A shall be the Certificate of Incorporation of the
                      ---------
Surviving Corporation, until thereafter amended as provided by law.

               (b) The By-Laws of Newco, as in effect immediately prior to the Effective Date shall be the By-Laws of the Surviving Corporation, until altered or amended in accordance with law.

          1.5  Directors and Officers of the Surviving Corporation.  On the
               ---------------------------------------------------
Effective Date of the Merger, the Directors and Officers of the Surviving Corporation named in Exhibit B shall continue to be the Directors and Officers
                     ---------
of the Surviving Corporation.

          1.6  Conversion of Securities. (a)  On the Effective Date, by virtue
               ------------------------
of the Merger and without any action on the part of eDiets, Newco, DietSmart or the Principal Stockholders, all of the outstanding shares of DietSmart Common Stock (as defined in Section 2.2 below) and DietSmart's Preferred Stock (as defined in Section 2.2 below), and the stock options of certain DietSmart optionholders ("Certain Optionholders") (as defined in Section 2.2 below) shall be converted into the right to receive:

                    (i) shares of eDiets' common stock, $.001 par value per share ("eDiets Common Stock"), or with respect to stock options to be converted into eDiets stock options, options to acquire such e Diets shares, in an aggregate number equal to 2,000,000 shares (hereafter referred to as the "Share Consideration"); and

                    (ii) an aggregate of $2,500,000, payable in cash as set forth in Section 1.6 (c) below (the "Cash Consideration").

               (b) The Share Consideration shall be distributed to the holders of DietSmart Common Stock and Preferred Stock (the "DietSmart Stockholders") and the Certain Optionholders, respectively, as set forth on Schedule 1.6 (a).
                                                         ----------------
Schedule 1.6 (a) sets forth: (i) the number of shares of eDiets Common Stock to
----------------
be issued to each DietSmart Stockholder; (ii) the number of shares of eDiets Common Stock or number of eDiets stock options to be issued to each of the Certain Optionholders, with an exercise price equal to $0.01, which shall be immediately vested, and not subject to forfeiture or expiration upon any event or no event; and (iii) the conversion ratio for determining the foregoing issuances and option reservations. All shares of DietSmart capital stock, when so converted, shall no longer be outstanding and shall automatically be cancelled.

               (c) The Cash Consideration shall bear interest, accruing at a quarterly compounded rate of six percent (6%) per annum so long as the Cash Consideration or any part thereof remains unpaid. The allocation of the Cash Consideration among the holders of

DietSmart Common Stock and Preferred Stock and the Certain Optionholders is set forth on Schedule 1.6 (a).
         ----------------

     Subject to the escrow provisions of Section 10, the Cash Consideration, and interest thereon, shall be payable to the DietSmart Stockholders and Certain Optionholders (allocated among them as provided in Schedule 1.6 (a) ) as
                                                   ----------------
follows:

                    (i) $500,000 (the "Initial Cash Payment") shall be paid upon the exchange of the DietSmart stock certificates and the Certain Optionholders, option agreements in accordance with Section 1.8;

                    (ii) $500,000 shall be paid on the last day of the 6th month ending after the Effective Date;

                    (iii) $500,000 shall be paid on the last day of the 9th month ending after the Effective Date;

                    (iv) $500,000 shall be paid on the last day of the 12th month ending after the Effective Date; and

                    (v) $500,000, plus all interest then accrued and unpaid, shall be paid on the last day of the 15th month ending after the Effective Date.

               (d) Prepayments; Acceleration for Default. eDiets shall be required to make certain prepayments of the Cash Consideration, as follows:

                    (i) If on the last day of the month that includes the 12-month anniversary of the Effective Date, eDiets has cash or cash equivalents of at least $3,500,000 as demonstrated in the monthly financial statements prepared for eDiets' management, the final installment of the Cash Consideration shall be paid within ten (10) days of the availability of said monthly financial statements. In addition, if as of the last day of any month ending after eDiets' Annual Report on Form 10-KSB for the year ended December 31, 2001 shall have been filed, eDiets has cash or cash equivalents of at least $5,000,000, as demonstrated in the monthly financial statements prepared for eDiets' management, eDiets shall pay to the DietSmart Stockholders 25% of the outstanding balance owed to the DietSmart Stockholders, such amount to be applied against the scheduled installments of the Cash Consideration in inverse order of maturity.

                    (ii) If any circumstance, event or transaction occurs upon which any person or group (as such term is used in Sections 13 (d) and 14 (d) of the Securities and Exchange Act of 1934, as amended, and the regulations thereunder (the "Exchange Act")), other than a person or group that is currently a "beneficial owner" (as such term is used in Rules 13 d-3, 13 d-5, or 16 a-1 of the Exchange Act) of an equity interest in eDiets, becomes the beneficial owner of at least 51% of the outstanding capital stock of eDiets (a "Change of Control"), all of the scheduled installments of the Cash Consideration, and any accrued and unpaid interest, set forth in the preceding subsection which have not been paid shall become due and payable within thirty (30) days after such an occurrence.

                    (iii) In the event eDiets shall consummate an equity financing resulting in eDiets receiving net cash proceeds in excess of $1,000,000 from such financing , within thirty (30) days after the consummation of the transaction, eDiets shall apply 20% of the proceeds from the transaction towards prepayment of any of the amounts which remain outstanding, such amounts to be applied against the scheduled installments of the Cash Consideration in inverse order of maturity.

                    (iv) In the event that eDiets fails to pay any installment of the Cash Consideration, or accrued and unpaid interest thereon, when due, and such failure is not cured within ten (10) days after such installment payment becomes due, then eDiets shall pay to DietSmart Stockholders a late payment fee equal to twenty percent (20%) of the overdue installment, payable together with the overdue installment payment.

               (e)  Establishment of Escrow Fund.  In accordance with the escrow
                    ----------------------------
establishment provisions of Section 10 below eDiets shall pay a specified amount of each installment of the Cash Consideration to the Escrow Agent.

               (f) From and after the Effective Date, the holders of certificates evidencing ownership of shares of DietSmart Common Stock, Preferred Stock or options to acquire DietSmart Common Stock shall cease to have any rights with respect to the shares of DietSmart Common Stock, Preferred Stock or options, other than the right to receive eDiets Common Stock, cash or eDiets stock options pursuant to this Agreement.

               (g) Notwithstanding any provision herein to the contrary, any shares of DietSmart Common Stock or Preferred Stock held by a Dissenting Stockholder (as hereinafter defined) shall not be converted as described herein, but instead shall be converted into the right to receive the consideration as may be determined to be due a Dissenting Stockholder pursuant to the DGCL; provided, however, that if a Dissenting Stockholder shall fail to perfect his demand, withdraw his demand or otherwise lose his right for appraisal under the terms of the DGCL, then the shares held by such Dissenting Stockholder (the "Dissenting Shares") shall be deemed to be converted as of the Effective Date in accordance with the provisions hereof. DietSmart shall not voluntarily make any payment with respect to, settle, or offer to settle or otherwise negotiate, any such demands. All amounts paid to Dissenting Stockholders shall be paid without interest thereon (to the extent permitted by applicable law) by the Surviving Corporation. For purposes hereof, the term "Dissenting Stockholder" shall mean a DietSmart stockholder who has demanded and perfected such holder's appraisal rights in accordance with Section 262 of the DGCL.

               (h) In the event any certificates representing shares of DietSmart Common Stock or Preferred Stock or the Option Certificates of the Certain Optionholders (the "Lost Certificates"), shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Lost Certificate(s) are lost, stolen or destroyed, eDiets will deliver to such person the Share Consideration and Cash Consideration deliverable in respect of the shares represented by such lost, stolen or destroyed Lost Certificate(s) and they shall be deemed to be cancelled.

               (i) No fractional shares of eDiets Common Stock shall be issued in connection with the Merger.

          1.7  DietSmart Stock Options.  Each option to purchase DietSmart
               -----------------------
Common Stock, with the exception of either all or a certain number of the options held by the Certain Optionholders (as defined in Schedule 2.2), which is
                                                         -------------
outstanding and unexercised immediately prior to the Effective Date will be converted into an equivalent stock option to purchase eDiets Common Stock in an amount based upon the exchange ratio and at the exercise price specified in
Schedule 1.7.  Schedule 1.7 sets forth the number of options to purchase eDiets
------------   ------------
Common Stock issuable to each of the DietSmart optionholders, and in certain instances, including the Certain Optionholders, the exercise price of the option and the vesting schedule. Within thirty (30) days following the Effective Date, eDiets shall deliver to each Certain Optionholder and each other former holder of an option to purchase DietSmart Common Stock an eDiets stock option agreement in the form of Exhibits C and C1.
                           ----------     --

          1.8  Procedures for Exchange.
               -----------------------

                    (i) After the Effective Date, each holder of an outstanding certificate or certificates which, prior thereto represented shares of Common Stock or Preferred Stock of DietSmart will surrender the certificate or certificates to Robert Hamilton, Chief Financial Officer of eDiets who is designated by eDiets, to act as the exchange agent ("Exchange Agent") for such stockholders to effect the exchange of certificates on their behalf, and each such holder will be entitled upon such surrender in exchange therefore (a) an official bank check to the order of such holder in the amount of the Initial Cash Payment, and (b) a certificate registered in the name of the holder representing the shares of eDiets Common Stock for which the DietSmart Common Stock and Preferred Stock thereto represented by the certificate or certificates surrendered shall have been exchanged pursuant to this Agreement. Adoption of this Agreement by the stockholders of DietSmart shall constitute ratification of the Exchange Agent. Until so surrendered, each outstanding certificate which, prior to the Effective Date, represented DietSmart securities shall be deemed for all corporate purposes, subject to the further provisions of this Section, to evidence the right to receive the Share Consideration and Cash Consideration for which such DietSmart securities have been exchanged. Unless and until any such certificate shall be so surrendered, dividends payable to holders of record of shares of common stock of eDiets shall not be paid to the holder of such certificate, but there shall be paid to the record holder of the certificate with respect to the shares of common stock of eDiets issued in exchange therefor
(a) upon such surrender, the amount of dividends which shall become payable, but without interest, and (b) after such surrender, the amount of any dividend with a record date prior to surrender and the payment of which shall be subsequent to surrender such amount to be paid on the payment date.

                    (ii) After the Effective Date, each DietSmart stock option agreement of the Certain Optionholders which, prior thereto represented the option to purchase shares of DietSmart Common Stock, shall be surrendered to the Exchange Agent to effect the exchange of options on their behalf, and each of the Certain Optionholders, with the exception of Smith, will be entitled upon such surrender in exchange therefore (a) an official bank check to the order of such holder in the amount of the Initial Cash Payment, and (b) an eDiets stock option agreement, registered in the name of the Certain Optionholder, representing the option to purchase eDiets Common Stock, and the terms and conditions thereof, for which the DietSmart option agreement surrendered shall have been exchanged pursuant to this Agreement. With respect to Smith, he will surrender his DietSmart option agreement in exchange for (a) an official bank check to his order in the amount of the Initial Cash Payment, and (b) a share certificate registered in his name representing the shares of eDiets Common Stock for which the DietSmart option agreement he surrenders shall have been exchanged pursuant to this Agreement.

                    (iii) If any check is to be issued payable to the order of a person or any stock certificate is to be issued in the name of a person, other than in the name of the person to which the certificate surrendered in exchange therefor is registered, it shall be a condition to issuance that the surrendered certificate shall be properly endorsed and otherwise be in proper form for transfer and that the person requesting such exchange pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of such check or stock certificate in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

                    (iv) At the Effective Date, all DietSmart stock that shall be then held in the treasury of DietSmart shall cease to exist, and all certificates representing such shares shall be cancelled.

     2.   Representations and Warranties as to DietSmart. Each of DietSmart and
          ----------------------------------------------
the Principal Stockholders represents and warrants to eDiets and Newco as follows (provided, however, that with respect to Section 2.3, each Principal Stockholder makes the representations contained therein severally, as to himself or herself only):

          2.1.  Organization, Standing and Power. DietSmart is a corporation
                --------------------------------
duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and corporate authority to (i) own, lease and operate its properties (real, personal or mixed), (ii) carry on the business it is currently engaged in and (iii) execute and deliver, and perform its obligations under this Agreement and each other agreement and instrument to be executed and delivered by it pursuant hereto. DietSmart is duly qualified to do business and is in good standing as an authorized foreign corporation in each jurisdiction in which the nature of its business or the character of its properties require such qualification. The only jurisdiction in which DietSmart is so qualified is the State of New York. True and complete copies of DietSmart's Certificate of Incorporation, as amended, and of its By-Laws , as amended, have heretofore been furnished to eDiets. DietSmart's corporate minute book(s) contain complete and accurate records, in all material respects, of all meetings and other corporate actions taken by DietSmart's Stockholders and Board of Directors (including committees of its Board of Directors).

          2.2.  Capitalization. (a) As of the date of this Agreement, the
                --------------
authorized capital stock of DietSmart consists of 25,000,000 shares, of which 18,000,000 shares are designated as Common Stock with a $.001 par value per share ("DietSmart Common Stock"), and 7,000,000 shares are designated preferred stock with a $.001 par value per share, of which 6,572,361 shares of Common Stock, 1,645,000 shares of Series A Preferred Stock ("Series A Preferred") and 1,406,887 shares of Series B Preferred Stock ("Series B Preferred") are issued and outstanding.

The Series A Preferred and Series B Preferred are collectively referred to as the "Preferred Stock". In addition, options to purchase 3,345,334 shares of DietSmart Common Stock are issued and outstanding. All of the DietSmart Common Stock and Preferred Stock is duly authorized, validly issued, fully paid and nonassessable. Schedule 2.2 sets forth a true and complete list of the current
               ------------
holders of all outstanding shares of DietSmart Common Stock and Preferred Stock, the current holders of all outstanding DietSmart stock options, and the number of shares and options held by each of them. Except as otherwise provided for in this Agreement and except as set forth on Schedule 2.2, there are no other
                                          ------------
options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of DietSmart or obligating DietSmart to issue or sell any shares of capital stock of or other equity interests in DietSmart. There are no preemptive rights with regard to the capital stock of DietSmart, and no rights of first refusal, with respect to the issuance of such capital stock except as set forth in Schedule 2.2 (and the
                                                      ------------
Investor's Rights Agreements executed by DietSmart Series A and Series B Preferred Shareholders). Except as set forth on Schedule 2.2 and except for the
                                                ------------
transactions contemplated by this Agreement, there are no outstanding contractual obligations or other commitments or arrangements of DietSmart to (A) repurchase, redeem or otherwise acquire any shares of DietSmart Common Stock or Preferred Stock (or any interest therein) or (B) to make any investment (in the form of a loan, acquisition of capital stock or other equity interests, capital contribution or otherwise) in any other entity, or (C) except pursuant to exercise or conversion of outstanding options and Preferred Stock, issue or distribute to any person any DietSmart Common Stock or Preferred Stock, or (D) issue or distribute to holders of any of the DietSmart Common Stock or Preferred Stock any evidences of indebtedness or assets of DietSmart. All of the outstanding securities of DietSmart have been issued and sold by DietSmart in full compliance with applicable federal and state securities laws.

          2.3  Principal Stockholders.
               ----------------------

               (a) Each of the Principal Stockholders, with the exception of Smith, has good and marketable title to the shares of DietSmart Common Stock owned by him or her, free and clear of any and all liens, adverse claims, security interests, pledges, mortgages, charges and encumbrances of any nature whatsoever. Smith has good and marketable title to the options to acquire DietSmart Common Stock owned by him, free and clear of any and all liens, adverse claims, security interests, pledges, mortgages, charges and encumbrances of any nature whatsoever with respect to the options and/or the DietSmart Common Stock underlying his options.

               (b) This Agreement constitutes the legal, valid and binding obligation of each of the Principal Stockholders, enforceable against each in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally.

               (c) Neither the execution and delivery by the Principal Stockholders of this Agreement, the consummation of any of the transactions contemplated herein, nor the performance by each of them of any of their respective obligations hereunder, will (nor with the giving of notice or the lapse of time or both would) (a) conflict with or result in a breach of any provision of the Certificate of Incorporation, By-Laws or other constituent documents of DietSmart, as amended, or (b) give rise to a default, or any right of termination, cancellation or acceleration, or otherwise be in conflict with or result in a loss of contractual benefits to any of them, under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which any Principal Stockholder is a party or by which any Principal Stockholder or his or her respective assets may be bound, or require any consent, approval or notice under the terms of any such document or instrument, or (c) violate any order, writ, injunction, decree, law, statute, rule or regulation of any court or governmental authority which is applicable to any Principal Stockholder, or (d) result in the creation or imposition of any lien, adverse claim, restriction, charge or encumbrance upon any of the assets of any principal Stockholder or its capital stock, or (e) interfere with or otherwise adversely affect the ability of DietSmart to carry on its business after the Effective Date on substantially the same basis as is now conducted by DietSmart.

               (d) The Principal Stockholders are acquiring the eDiets Common Stock solely for investment purposes, with no intention of distributing or reselling any such stock or any interest therein. The Principal Stockholders are aware that, except as set forth in Section 7.4 hereof, the eDiets Common Stock they are receiving will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), and that neither the eDiets Common Stock nor any interest therein may be sold, pledged, or otherwise transferred unless the eDiets Common Stock is registered under the Securities Act or qualifies for an exemption under the Securities Act.

          2.4. Interests in Other Entities.  DietSmart does not have any direct
               ---------------------------
or indirect subsidiaries or own, directly or indirectly, of record or beneficially, shares of voting or other equity securities in any other corporation.

          2.5. Authority.  DietSmart has the corporate power to enter into and
               ---------
to perform its obligations under this Agreement. The execution, delivery and performance by DietSmart of this Agreement, and the consummation by DietSmart of the transactions contemplated hereby, have been duly authorized by all necessary corporate action, on the part of DietSmart, subject only to the approval of this Agreement and the Merger by the affirmative vote of the holders of a majority of the outstanding shares of DietSmart. This Agreement constitutes the legal, valid and binding obligation of DietSmart enforceable in accordance with its terms, accept as the same may be limited by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally.

          2.6. Noncontravention.  Except as provided for in Schedule 2.6,
               ----------------                             ------------
neither the execution and delivery by DietSmart or the Principal Stockholders of this Agreement nor the consummation of any of the transactions contemplated hereby, nor the performance by each or all of them of any of their respective obligations hereunder, will (nor with the giving of notice or the lapse of time or both would) (a) conflict with or result in a breach of any provision of the Certificate of Incorporation, By-Laws or other constituent documents of DietSmart, each as amended , or (b) give rise to a default, or any right of termination, cancellation or acceleration, or otherwise be in conflict with or result in a loss of contractual benefits to DietSmart, under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which DietSmart is a party or by which it or any of its assets may be bound, or, except as set forth on Schedule
                                                                       --------
2.6 require any consent, approval or notice under the terms of any such document
---
or instrument, or (c) violate any order, writ, injunction, decree, law, statute, rule or regulation of any court or governmental authority which is applicable to DietSmart, or (d) result in the creation or imposition of any lien, adverse claim, restriction, charge or encumbrance upon any of the assets of DietSmart or its capital stock, or (e) interfere with or otherwise adversely affect the ability of DietSmart to carry on its business after the Effective Date on substantially the same basis as is now conducted by DietSmart.

          2.7.  Financial Statements. Attached as Schedule 2.7 are:  (a)
                --------------------              ------------
DietSmart's audited balance sheet at June 30, 2000 and related statements of income, stockholders' equity and cash flows for the period from June 15, 1999 to June 30, 2000, which have been audited by BDO Seidman, LLP, and (b) DietSmart's audited balance sheet at June 30, 2001 and related statements of income, stockholders equity and cash flows for the year then ended, audited by Ernst & Young LLP (collectively the "Financials"). The Financials were prepared in accordance with generally accepted accounting principles ("GAAP") and Regulation S-X issued under the Securities Act, consistently applied, and present fairly in all material respects the financial position of DietSmart as at the dates thereof and the results of operations for the periods indicated. The balance sheet of DietSmart dated as at June 30, 2001 included in the Financials is herein referred to as the "DietSmart Balance Sheet".

          2.8.  Absence of Undisclosed Liabilities. DietSmart has no liabilities
                ----------------------------------
or obligations of any nature whatsoever, whether accrued, matured, unmatured, absolute, contingent, direct or indirect or otherwise, except (a) in the case of liabilities and obligations of the type customarily reflected on a corporate balance sheet (including the notes thereto) prepared in accordance with GAAP, those liabilities set forth on the DietSmart Balance Sheet and in the notes thereto, and (b) liabilities incurred in the ordinary course of business since June 30, 2001.

          2.9   Absence of Affiliated Transactions. DietSmart is not a party to
                ----------------------------------
any agreement, arrangement or transaction with, and will not have any indebtedness or other liability owing to or owed to it by, any of its affiliates, stockholders, officers or directors or any affiliate or family member of any of them, other than as set forth in Schedule 2.9.
                                                  ------------

          2.10. Absence of Changes. Since June 30, 2001, there have not been
                ------------------
(a) any material adverse change (other than as is normal in the ordinary course of business) in the condition (financial or otherwise), assets, liabilities, business, prospects, results of operations or cash flows of DietSmart other than as a result of changes in general economic conditions or changes affecting the diet and fitness business, both online and offline, as a whole (including, without limitation, any such material adverse change resulting from damage, destruction or other casualty loss, whether or not covered by insurance), (b) any waivers by DietSmart of any right, or cancellation of any debt or claim, having a value of $5,000 or more, (c) any declarations, set asides or payments of any dividend or other distributions or payments in respect of the DietSmart Common Stock or Preferred Stock, or (d) any changes in the accounting principles or methods which are utilized by DietSmart.

          2.11. Litigation. Except for the Turner Litigation and the
                ----------
Recognition Group Claim (each, as defined in Section 9.1) or as otherwise disclosed in Schedule 2.11, there are no claims, suits or actions, or
             -------------
administrative, arbitration or other proceedings or governmental investigations, pending or, to the knowledge of DietSmart or the Principal Stockholders, threatened against or relating to DietSmart, the transactions contemplated hereby or any of

DietSmart's assets. There are no judgments, orders, stipulations, injunctions, decrees or awards in effect which relate to DietSmart, this Agreement, the transactions contemplated by this Agreement, the business of DietSmart or any of DietSmart's assets (a) the effect of which is to limit, restrict, regulate, enjoin or prohibit any existing business practice of DietSmart in any area, or the acquisition by DietSmart of any properties, assets or businesses, or (b) which otherwise has a material adverse effect on DietSmart's business or assets (in each case taken as a whole).

          2.12. No Violation of Law.  DietSmart is not engaging in any activity
                -------------------
or omitting to take any action as a result of which it is in violation in any material respect of any law, rule, regulation, zoning or other ordinance, statute, order, injunction or decree, or any other requirement of any court, governmental or administrative body or agency, applicable to DietSmart, its or any of its material assets, including, but not limited to, those relating to: occupational safety and health matters, issues of environmental and ecological protection (e.g., the use, storage, handling, transport or disposal of pollutants, contaminants or hazardous or toxic materials or wastes, and the exposure of persons thereto); business practices and operations, labor practices, employee benefits, and zoning and other land use laws and regulations.

          2.13. Title to Assets and Properties. DietSmart has good and
                ------------------------------
marketable title to all of its assets, as reflected on the DietSmart Balance Sheet, free and clear of all liens. All properties, structures and equipment which are utilized in the DietSmart business are owned or leased by DietSmart, are free and clear of all liens (in the case of owned assets) and are in good operating condition and repair (ordinary wear and tear excepted), and are adequate and suitable for the purposes for which they are used. Schedule 2.13
                                                                 -------------
sets forth all (a) real property which is owned, leased (whether as lessor or lessee) or subject to contract or commitment of purchase or sale or lease (whether as lessor or lessee) by DietSmart, or which is subject to a title retention or conditional sales agreement or other security device, and (b) tangible personal property which is owned, leased (whether as lessor or lessee) or subject to contract or commitment of purchase or sale or lease (whether as lessor or lessee) by DietSmart.

          2.14. Intangibles/Inventions.  Schedule 2.14 identifies (by a summary
                ----------------------   -------------
description) the following:

                (a) all United States and foreign patents, trademark and trade name registrations, trademarks and trade names, servicemarks and servicemark registrations, assumed names and copyright registrations (collectively, the "DietSmart Marks"), owned or used by DietSmart, and all applications therefor,

                (b) all domain names, fictitious and d/b/a names, proprietary "800" and "877" prefix phone numbers, internet URLS and other similar identifier and proprietary rights owned or used by DietSmart (collectively the "DietSmart Internet Intangibles"), and

                (c) all licenses and other agreements to which DietSmart is a party or otherwise bound which relate to any of the DietSmart Internet Intangibles or the DietSmart inventions or DietSmart's use thereof in connection with the business of DietSmart (collectively, the "DietSmart Licenses", and together with the DietSmart Marks and the DietSmart Internet Intangibles, the "DietSmart Intangibles").

Schedule 2.14 identifies the ownership of the DietSmart Intangibles and, if not
-------------
owned by DietSmart, DietSmart's authority for use of the same, which Schedule is complete and correct and encompasses: that no violations in any material respect of the terms of any of the aforesaid licenses and/or agreements have occurred. Except as disclosed on Schedule 2.14, (a) DietSmart owns or is authorized to use
                       -------------
in connection with its business all of the DietSmart Intangibles, (b) with the exception of the Turner litigation, no proceedings have been instituted, are pending or to the knowledge of DietSmart and the Principal Stockholders are threatened which challenge DietSmart's rights with respect to the DietSmart Intangibles or its use thereof in connection with DietSmart's business and/or DietSmart's assets, and DietSmart is not aware of any valid basis for any such proceedings, (c) with the exception of the Turner litigation, based on the actual knowledge of DietSmart and the Principal Stockholders, neither DietSmart's ownership of the DietSmart Intangibles nor its use thereof in connection with DietSmart's business and/or its assets violates any laws, statutes, ordinances or regulations, or has at any time infringed upon or violated any intellectual property rights of others, or is being infringed by others; (d) none of the DietSmart Intangibles, or DietSmart's use thereof in connection with the business of DietSmart and/or DietSmart's assets is subject to any outstanding order, decree, judgment, stipulation or any lien, security interest or other encumbrance; and (e) DietSmart has not granted any license to third parties with regard to the DietSmart Intangibles, other than in the ordinary course of DietSmart's business.

          2.15.  Systems and Software.  Schedule 2.15 identifies all of the
                 --------------------   -------------
computer hardware, software and information systems owned or used in the operation of DietSmart's business (collectively, "DietSmart Systems").
DietSmart owns or has the right to use pursuant to lease, license, sublicense, agreement, or permission all DietSmart Systems. Each DietSmart System owned or
used by   DietSmart immediately prior to the Effective Date will be owned or available for use by DietSmart on identical terms and conditions immediately subsequent to the Effective Date. With respect to each DietSmart System owned by a third party and used by DietSmart pursuant to lease, license, sublicense, agreement or permission: (a) the lease, license, sublicense, agreement or permission covering the DietSmart System is, to the best of DietSmart's knowledge, legal, valid, binding, enforceable, and in full force and effect; (b) the lease, license, sublicense, agreement or permission will, to the best of DietSmart's knowledge, continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the Effective Date; (c) DietSmart is not and to the best of DietSmart's knowledge no other party, to any such lease, license, sublicense, agreement or permission, is in breach or default, and, to the best of DietSmart's knowledge, no event has occurred which with notice or lapse of time would constitute a breach or default, and permit termination, modification or acceleration thereunder; (d) DietSmart has not received any written notification that any other party to any such lease, license, sublicense, agreement or permission has repudiated any provision thereof; (e) DietSmart has not granted any sublicense, sublease or similar right with respect to any such lease, license, sublicense, agreement or permission; and (f) DietSmart's use and continued use of such DietSmart Systems do not and will not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any intellectual property rights of third parties as a result of the continued operation of the DietSmart business.

          2.16.  Tax Matters.
                 -----------

                 (a) DietSmart has filed with the appropriate governmental agencies all tax returns and reports required to be filed by it, and has paid in full or contested in good faith or made adequate provision for the payment of, all material Taxes (as defined herein) shown to be due or claimed to be due on such tax returns and reports. The provisions for Taxes which are set forth on the DietSmart Balance Sheet are adequate for all accrued and unpaid taxes of DietSmart as of June 30, 2001, whether (i) incurred in respect of or measured by income of DietSmart for any periods prior to the close of business on that date, or (ii) arising out of transactions entered into, or any state of facts existing, on or prior to such date. DietSmart or its professional employer organization has duly withheld all payroll taxes, FICA and other federal, state and local taxes and other items requiring to be withheld by it from employer wages, and has duly deposited the same in trust for or paid over the same to the proper taxing authorities. DietSmart has not executed or filed with any taxing authority any agreement extending the periods for the assessment or collection of any Taxes, and is not a party to any pending or threatened action or proceeding by any governmental authority for the assessment or collection of Taxes. Within the past three years, the United States federal income tax returns of DietSmart have not been examined by the Internal Revenue Service (the "IRS"), nor has any states' taxing authority examined any merchandize, personal property, sales or use tax returns of DietSmart.

                 (b) DietSmart (i) has not agreed to or been required to make any adjustment pursuant to Section 481(a) of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) has not received written notification from the IRS or any other taxing authority proposing any such adjustment or change in accounting method, and (iii) has no application pending with any governmental authority requesting permission for any change in accounting method.

                 (c) As used herein, the term "Taxes" means all federal, state, county, local and other taxes and governmental assessments, including but not limited to income taxes, estimated taxes, withholding taxes, excise taxes, ad valorem taxes, payroll related taxes (including but not limited to premiums for worker's compensation insurance and statutory disability insurance), employment taxes, franchise taxes and import duties, together with any related liabilities, penalties, fines, additions to tax or interest.

          2.17.  Insurance. Schedule 2.17 is a complete and correct list and
                 ---------  -------------
summary description of all contracts and policies of insurance relating to any of DietSmart's assets, the DietSmart business or the Principal Stockholders in which DietSmart is an insured party, beneficiary or loss payable payee. Such policies are in full force and effect, all premiums due and payable with respect thereto have been paid, and no notice of cancellation or termination has been received by DietSmart with respect to any such policy.

          2.18.  Employee Arrangements. Schedule 2.18 is a complete and correct
                 ---------------------  -------------
list and summary description of all (a) union, collective bargaining, employment, management, termination and consulting agreements to which DietSmart is a party or otherwise bound, and (b) compensation plans and arrangements; bonus and incentive plans and arrangements; deferred compensation plans and arrangements; pension and retirement plans and arrangements; profit-sharing and thrift plans and arrangements; stock purchase and stock option plans and arrangements; hospitalization and other life, health or disability insurance or reimbursement programs; holiday, sick leave, severance, vacation, tuition reimbursement, personal loan and product purchase discount policies and arrangements; and other plans or arrangements providing for benefits for employees of DietSmart. Said Schedule also lists the names and compensation of all employees of DietSmart whose earnings during the last fiscal year were $25,000 or more (including bonuses and other incentive compensation), and all employees who are expected to receive at least said amount in respect of the current fiscal year.

          2.19. Certain Contracts. Schedule 2.19 is a complete and correct list
                -----------------  -------------
of all material contracts, commitments, obligations and understandings which are not set forth in any other Schedule delivered hereunder and to which DietSmart is a party or otherwise bound, except for (a) purchase orders from vendors or customers and (b) contracts, commitments, obligations and understandings which
(i) were made in the ordinary course of business and (ii) either (a) are terminable by DietSmart (and will be terminable by DietSmart) without liability, expense or other obligation on thirty (30) days' notice or less, or (b) may be anticipated to involve aggregate payments to or by DietSmart of $20,000 (or the equivalent) or less calculated over the full term thereof, and (c) are not otherwise material to the DietSmart business. Except for those agreements with Internet portals identified on Schedule 2.19 (without specification of the name
                               -------------
of the particular Internet portal) as "Confidential Portal Agreements", complete and correct copies of all contracts, commitments, obligations and undertakings set forth on any of the Schedules delivered pursuant to this Agreement have been furnished by DietSmart to eDiets. The Confidential Portal Agreements shall be delivered to eDiets upon the Closing. Except as expressly stated on any of such Schedules, (1) each of the agreements listed on Schedule 2.19, including without
                                                -------------
limitation each Confidential Portal Agreement identified and delivered to eDiets at the Closing, is in full force and effect, neither DietSmart nor, to the best of DietSmart's knowledge, any other person or entity which is a party thereto or otherwise bound thereby is in material default thereunder, and to the best of DietSmart's knowledge no event, occurrence, condition or act exists which does (or which with the giving of notice or the lapse of time or both would) give rise to a material default or right of cancellation, acceleration or loss of contractual benefits thereunder; (2) there has been no threatened cancellation of any of the agreements listed on Schedule 2.19, and there are no outstanding
                                   -------------
disputes under any such agreement, with the exception of the Recognition Group; and (3) each Confidential Portal Agreement is terminable by DietSmart on no more than sixty (60) days' notice.

          2.20  Information as to DietSmart. None of the representations made by
                ---------------------------
DietSmart or the Principal Stockholders in this Agreement or in any of the documents to be executed and delivered by DietSmart or the Principal Stockholders pursuant to this Agreement is or as of the date when made false or misleading with respect to any material fact, or omits to state any material fact necessary in order to make the statements therein contained not misleading.

     3.   Representations and Warranties as to eDiets and Newco.  eDiets and
          -----------------------------------------------------
Newco, jointly and severally, represent and warrant to DietSmart and the Principal Stockholders as follows:

          3.1   Corporate Organization, Standing and Power.  Each of eDiets and
                ------------------------------------------
Newco is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to (i) own, lease and operate its properties, (ii) carry on the business it is currently engaged in, and (iii) execute, deliver and perform its obligations under this Agreement and each other agreement and instrument to be executed and delivered by it pursuant hereto. eDiets is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the character of its properties require such qualification. The jurisdiction in which eDiets is so qualified is the State of Florida. Newco is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the character of its properties require such qualification. The jurisdiction in which Newco is so qualified is the State of New York.

          3.2  Corporate Action.  The execution, delivery and performance of
               ----------------
this Agreement by eDiets and Newco and the consummation by each of them of the transactions contemplated herein have been approved by all necessary corporate action on the part of eDiets and Newco. This Agreement constitutes the legal, valid and binding obligation of each of eDiets and Newco enforceable against each of them in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally.

          3.3  Capitalization.  The total authorized capital stock of eDiets
               --------------
consists of 51,000,000 shares, of which 1,000,000 shares are classified as preferred stock, par value $.01 each, and 50,000,000 shares are classified as common stock, par value of $.001 each. There are 13,586,566 shares of common stock and no shares of preferred stock of eDiets issued and outstanding. eDiets has options and warrants outstanding for the purchase of up to an additional 6,194,761 shares of common stock. The authorized capital stock of Newco consists of 1,000 shares of common stock, par value $.01 per share, of which 100 shares are issued and outstanding and held by eDiets. All of the outstanding shares of common stock of eDiets and Newco have been duly authorized and validly issued, and are fully paid and nonassessable. The shares of Common Stock of eDiets issuable to holders of DietSmart Common Stock and Preferred Stock, including the stock underlying the eDiets options payable to the Certain Optionholders, pursuant to this Agreement will be, when issued in accordance with the terms hereof, duly authorized, validly issued and outstanding, fully paid and non assessable. All of the outstanding securities of eDiets and Newco have been issued and sold in full compliance with applicable federal and state securities laws. The issuance of the Share Consideration, when issued at the Initial Closing, will be exempt from registration under the Securities Act, pursuant to Section 4(2) thereof as not involving any public offering.

          3.4  No Restrictions.  The execution, delivery and performance of this
               ---------------
Agreement by eDiets and Newco and consummation by each of them of the transactions contemplated herein do not require the consent, waiver, approval, license or authorization of any person or public authority which has not been obtained, do not violate, with or without the giving of notice or the passage of time or both, in any material respect any provision of law applicable to DietSmart or Newco and do not conflict with or result in a breach or termination of any provisions of or constitute a default in any material respect under, or result in the creation of any lien, charge or encumbrance upon any of the property or assets of eDiets and Newco pursuant to their certificates of incorporation or by-laws or any material mortgage deed or trust, indenture or other agreement or instrument, or any order, judgment, decree, statute, regulation or any other restriction of any kind or character, to which eDiets or Newco is a party or subject or by which either of them or their assets may be bound.

          3.5  eDiets Financial Statements.  eDiets has furnished DietSmart with
               ---------------------------
complete and correct copies of (a) its Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000, (the "eDiets Form 10-KSB"), as filed with the Securities and Exchange Commission (the "Commission") and (b) its Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, as filed with the Commission (the "eDiets Form 10-Q"). The financial statements included in the eDiets Form 10-KSB and eDiets Form 10-Q were prepared in accordance with GAAP and Regulation S-X, consistently applied, and present fairly in all material respects the financial position of eDiets as at the dates thereof and the results of operations for the periods indicated (except that the unaudited financial statements do not have complete notes thereto and are subject to normal year-end audit adjustments). The balance sheet of eDiets dated as of June 30, 2001, included in the eDiets Form 10-Q is herein referred to as the "eDiets Balance Sheet").

          3.6  eDiets SEC Documents.  As of their respective filing dates, and
               --------------------
except to the extent that subsequent statements, reports and filings supplement earlier statements, reports and filings, each statement, report, filing, registration statement, definitive information statement and other document required to be filed with the Commission by eDiets since May 12, 2000 (collectively, the "eDiets SEC Documents") has been timely filed, and complied and does comply in all material respects with the applicable requirements of the Securities Act and the Securities Exchange Act (the "Exchange Act") and none of the eDiets SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent supplemented by a subsequently filed eDiets SEC Document.

          3.7  Absence of Changes.  Since June 30, 2001, there have not been any
               ------------------
material adverse change other than as a result of changes in general economic conditions or changes affecting the diet and fitness business, both online and offline, as a whole (other than as is normal in the ordinary course of business) in the condition (financial or otherwise), assets, liabilities, business, prospects, results of operation or cash flow of eDiets (including, without limitation, any such adverse change resulting from damage, destruction or other casualty loss, whether or not covered by insurance).

          3.8  Litigation.  Except as set forth in Schedule 3.8, there are no
               ----------                          ------------
claims, suits or actions, or administrative, arbitration or other proceedings or governmental investigations pending or to the actual knowledge of eDiets threatened, against or relating to eDiets or Newco, the transactions contemplated hereby or any of their assets. There are no judgments, orders, stipulations, injunctions, decrees or awards in effect which relate to eDiets, Newco, this Agreement, the transactions contemplated by this Agreement, eDiets' business or any of any eDiets' or Newco's assets, the effective of which is (a) to limit, restrict, regulate, enjoin or prohibit any business practice of eDiets or Newco in any area, or the acquisition by eDiets or Newco of any properties, assets or business, or (b) otherwise have the material adverse effect on eDiets' or Newco's business or its assets.

          3.9  Tax Matters.
               -----------

               (a) eDiets has filed with the appropriate governmental agencies all tax returns and reports required to be filed by it, and has paid in full or contested in good faith or made adequate provision for the payment of, all material Taxes shown to be due or claimed to be due on such tax returns and reports. The provisions for Taxes which are set forth on eDiets' Balance Sheet are adequate for all accrued and unpaid taxes of eDiets as of June 30, 2001, whether (i) incurred in respect of or measured by income of eDiets for any periods prior to the close of business on that date, or (ii) arising out of transactions entered into, or any state of facts existing, on or prior to such date. eDiets or its professional employer organization has duly withheld all payroll taxes, FICA and other federal, state and local taxes and other items requiring to be withheld by it from employer wages, and has duly deposited the same in trust for or paid the same over to the proper taxing authorities. eDiets has not executed or filed with any taxing authority any agreement extending the periods for the assessment or collection of any Taxes, and is not a party to any pending or threatened action or proceeding by any governmental authority for the assessment or collection of Taxes. Within the past three years, the United States federal income tax returns of eDiets have not been examined by the Internal Revenue Service (the "IRS"), nor has any state's taxing authority examined any merchandise, personal property, sales or use tax returns of eDiets.

               (b) eDiets (i) has not agreed to or been required to make any adjustment pursuant to Section 481(a) of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) has not received written notification from the IRS or any other taxing authority proposing any such adjustment or change in accounting method, and (iii) has no application pending with any governmental authority requesting permission for any change in accounting method.

          3.10 Qualification as a Reorganization.
               ---------------------------------

               (a) Neither eDiets nor Newco has any plan or intention, together or individually, to (i) discontinue the historic business of DietSmart and (ii) cease to use a significant portion of DietSmart's historic business assets in a trade or business conducted by eDiets or Newco.

               (b) eDiets has no plan or intention to acquire (and to the best of its knowledge, no person who is a Related Person (within the meaning of Treasury Regulation Section 1.368-1(e)(3)) to eDiets has a plan or intention to acquire) any of the Share Consideration issued in the Merger.

               (c) Neither eDiets nor Newco has any plan or intention to sell, transfer, or otherwise dispose of any of DietSmart's assets acquired in the transactions contemplated by this Agreement. eDiets has no plan or intention to dispose of any shares of Newco.

               (d) Newco was formed solely for the purpose of participating in the transactions contemplated by this Agreement.

               (e) eDiets is not an investment company within the meaning of Code Section 368(a)(2)(F)(iii).

          3.11 No Violation of Law.  eDiets is not engaging in any activity or
               -------------------
omitting to take any action as a result of which it is in violation in any material respect of any law, rule, regulation, zoning or other ordinance, statute, order, injunction or decree, or any other requirement of any court or governmental or administrative body or agency, applicable to eDiets, or any of its material assets, including, but not limited to, those relating to: occupational safety and health matters, issues of environmental and ecological protection (e.g., the use, storage, handling, transport or disposal of pollutants, contaminants or hazardous or toxic materials or wastes, and the exposure of persons thereto); business practices and operations, labor practices, employee benefits, and zoning and other land use laws and regulations.

          3.12 Information as to eDiets and Newco.  None of the representations
               ----------------------------------
or warranties made by eDiets or Newco in this Agreement or in any of the documents to be executed and delivered by eDiets or Newco pursuant to this Agreement is or as of the date when made will be false or misleading with respect to any material fact, or omits to state any material fact necessary in order to make the statements therein contained not misleading.

     4.   Confidentiality.
          ---------------

               (a) Any information furnished to or obtained by eDiets and Newco, on the one hand and DietSmart and the Principal Stockholders, on the other hand (the "Receiving Party") or its representatives concerning the other party to this Agreement (the "Disclosing Party") or its business shall be treated as confidential. Each party acknowledges that: (1) it will not use such information in a manner adverse to the Disclosing Party; (2) it shall be prohibited from disclosing (i) the existence of this Agreement; (ii) any of the terms of this Agreement, or (iii) the terms and conditions of the Merger, provided, however, that neither party is prohibited from disclosing any information to its board of directors, shareholders, officers, employees, agents, counsel, accountants and advisors who are or will be directly involved in the consideration of the Merger and are advised of the confidential nature thereof and agree to keep such information confidential; (3) a Receiving Party shall not be considered to have breached its obligations under this Section 4 for disclosing Confidential Information as required to satisfy any legal demand of a government, judicial or administrative body or as otherwise required by law; provided, however, that to the extent that it may legally do so, such party uses reasonable efforts to advise the Disclosing Party in advance of such disclosures.

               (b) Each party will use at least the same degree of care to prevent disclosing to third parties the Confidential Information of the other as it employs to avoid unauthorized disclosure, publication or dissemination of its own information, but in no event shall it use less than a reasonable standard of care. Neither party will (i) make any use or copies of the Confidential Information of the other except as necessary to perform its obligations under this Agreement, (ii) acquire any right in or assert any lien against the Confidential Information of the other, or (iii) refuse for any reason (including a default or material breach of this Agreement by the other party) to promptly return the other party's Confidential Information (including all copies thereof) to it if requested in writing to do so. Upon the expiration or termination of this Agreement and the concomitant completion of a party's obligations under this Agreement, each party shall (except as otherwise provided in this Agreement), return or destroy, as the other may direct, all documentation in any medium that contains, refers to, or relates to the other party's Confidential Information. In addition, the parties shall take reasonable steps to ensure that their employees comply with these confidentiality provisions. The steps taken by a party to ensure such compliance will be deemed reasonable if they are no less onerous than the steps taken by the other party.

               (c) The obligations of this Section 4 will not apply to any information that Receiving Party can demonstrate: (i) at the time of disclosure to the Receiving Party was in the public domain; (ii) after disclosure to the Receiving Party, it is published or otherwise becomes part of the public domain through no action or fault of it; (iii) was rightfully in the possession of the Receiving Party at the time of disclosure to it; (iv) is received from a third party who had a lawful right to disclose such information to the Receiving Party
(v) was independently developed by the Receiving Party without reference to Confidential Information of the Disclosing Party. In the event of any disclosure or loss of, or inability to account for, any Confidential Information of the Disclosing Party, the Receiving Party will notify the furnishing party promptly upon the occurrence of any such event.

               (d) Nothing contained in this Agreement shall be construed as granting to or conferring on a party, expressly or impliedly, any rights or licenses to the Confidential Information of the other party until such time as the Merger has been consummated.

               (e) Upon execution of this Agreement, and until the Closing date, no press release shall issue, provided, however, that, a Party required to make a public statement by law or regulation, is permitted to do so, provided, further, that, such party shall give the other party notice in advance of such public disclosure, its purpose and the substance and form such notice shall take.

               (f) In the event the Agreement is terminated, the obligations under this Section 4 will cease two (2) years following the date of termination.

     5.   Covenants of All Parties.
          ------------------------

          5.1. Investigation.
               -------------

               (a) Between the date hereof and the Closing Date, eDiets and/or Newco, on the one hand, and DietSmart and the Principal Stockholders, on the other hand, may, directly and through their representatives, make such investigation of the other corporate party's businesses and assets as each deems necessary or advisable (the entity and/or its representatives making such investigation being the "Investigating Party"), but such investigation shall not affect any of the representations and warranties contained herein or in any instrument or document delivered pursuant hereto. In furtherance of the foregoing, the Investigating Party shall have reasonable access, during normal business hours after the date hereof, to all properties, books, contracts, commitments and records of each other, and shall furnish to the other and their representatives such financial and operating data and other information as may from time to time be reasonably requested relating to the transactions contemplated by this Agreement. Each of eDiets and Newco, on the one hand, and DietSmart and the Principal Stockholders, on the other, and the respective management, employees, accountants and attorneys of the other corporate parties shall cooperate fully with the Investigating Party in connection with such investigation.

          5.2  Consummation of Transaction. Each of the parties shall use its,
               ---------------------------
his or her best efforts to cause all conditions precedent to its, his or her obligations to consummate the transactions contemplated hereby to be satisfied, including, but not limited to, using all reasonable efforts to obtain all required (if so required by this Agreement) consents, waivers, amendments, modifications, approvals, authorizations, novations and licenses; provided, however, that nothing contained herein shall be deemed to modify any of the absolute obligations imposed upon any of the parties hereto under this Agreement or any agreement executed and delivered pursuant hereto.

          5.3  Cooperation/Further Assurances.
               ------------------------------

               (a) Each of the parties shall cooperate with the other parties in preparing and filing any notices, applications, reports and other instruments and documents which are required by, or which are desirable in the reasonable opinion of any of the parties , or their respective legal counsel, in respect of, any statute, rule, regulation or order of any governmental or administrative body in connection with the transactions contemplated by this Agreement.

               (b) Each of the parties hereby further agrees to execute, acknowledge, deliver, file and/or record, or cause such other parties to the extent permitted by law to execute, acknowledge, deliver, file and/or record such other documents as may be required by this Agreement and as eDiets and/or Newco, on the one hand, and/or DietSmart and/or the Principal Stockholders, on the other, or their respective legal counsel may reasonably require in order to document and carry out the transactions contemplated by this Agreement.

          5.4  Accuracy of Representations. Each party agrees that prior to the
               ---------------------------
Effective Date it, he or she will not enter into any transaction and will not take any action, and will use its, his or her best efforts to prevent the occurrence of any event (but excluding events which occur in the ordinary course of business and events over which such party has no control), which would result in any of its, his or her representations, warranties or covenants contained in this Agreement or in any agreement, document or instrument executed and delivered by it, him or her in connection with this transaction not to be true and correct, or not to be performed as contemplated, at and as of the time immediately after the occurrence of such transaction or event.

          5.5  Notification of Certain Matters.  DietSmart and the Principal
               -------------------------------
Stockholders shall give prompt notice to eDiets and Newco, and eDiets or Newco shall give prompt notice to DietSmart and the Principal Stockholders, as the case may be, of (a) the occurrence, or non-occurrence, or any event the occurrence, or non-occurrence, of which would be likely to cause any representation contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Date and (b) any material failure of DietSmart and/or the Principal Stockholders, on the one hand, and of eDiets and/or Newco, on the other, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by him or it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.5 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

          5.6  No Broker. Each of eDiets, Newco, DietSmart, and the Principal
               ---------
Stockholders represents and warrants to the other parties that no broker or finder was engaged or used by him, her or it in connection with any of the transactions contemplated by this Agreement, and each of the parties shall indemnify and hold the others harmless from and against any and all claims or liabilities asserted by or on behalf of any alleged broker or finder for broker's fees, finder's fees, commissions or like payments as a result of arrangements made by such party.

          5.7. No Solicitation of Transactions. Until the Closing neither
               -------------------------------
eDiets, Humble, DietSmart, the Principal Stockholders or Newco, will not directly or indirectly, permit any of its respective shareholders, directors, officers, agents, employees, investment bankers, financial advisors, attorneys, accountants or representatives to, enter into any agreement or arrangement with any person or entity relating to any alliance or other transaction that is inconsistent with the Merger, including but not limited to, a merger, acquisition, sale, business combination, joint venture, material disposition of operating assets, sale of all or substantially all securities held by the parties, and capital fundraising or solicit, initiate or engage in any discussions with respect to any such agreement or arrangement. Notwithstanding the foregoing, together eDiets, Humble, DietSmart, the Principal Stockholders and Newco, are permitted to enter into discussions with Jenny Craig, Unilever/Slim Fast, or any other entity or person, for a potential strategic relationship.

     6.   Covenants of DietSmart and Principal Stockholders.
          -------------------------------------------------

          6.1. Prohibited Conduct of DietSmart and Principal Stockholders. Each
               ----------------------------------------------------------
of DietSmart and the Principal Stockholders, jointly and severally, covenants and agrees that, during the period from the date hereof to the Effective Date, except pursuant to the terms hereof or unless eDiets shall otherwise agree in writing, the DietSmart business shall be conducted only, and DietSmart shall not take any action except, in the ordinary course of business and in a manner consistent with past practice and in compliance with applicable laws; and DietSmart shall use commercially reasonable efforts consistent with past practice and policies to preserve intact DietSmart's assets, the DietSmart business and the business organization of DietSmart, to keep available the services of the present officers, employees and consultants of DietSmart, and to preserve the present relationships of DietSmart with customers, suppliers and other persons with whom DietSmart has business relations. By way of illustration, and not limitation, DietSmart shall not, between the date of this Agreement and the Effective Date, unless specifically contemplated by this Agreement, directly or indirectly, do or propose or commit to do, any of the following without the prior written consent of eDiets:

               (a) (i) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of the DietSmart Common Stock or Preferred Stock, or (ii) split, combine or reclassify any of the DietSmart Common Stock or Preferred Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of the DietSmart Common Stock or Preferred Stock, or otherwise;

               (b) authorize for issuance, issue, deliver, sell or agree to commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), pledge or otherwise encumber, any shares of DietSmart Common Stock or Preferred Stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities convertible securities or any other securities or equity equivalents, except that DietSmart may issue DietSmart Common Stock pursuant to the exercise of outstanding stock options and the conversion of outstanding Preferred Stock;

               (c) (i) increase the compensation payable or to become payable to any officer, director, employees or consultant of DietSmart, except pursuant to the terms of contracts, policies or benefit arrangements in effect on the date hereof, or (ii) grant any severance or termination pay to, or enter into any employment or severance agreement with, any director, officer, other employee or consultant of DietSmart or any of its subsidiaries, except pursuant to the terms of contracts, policies and benefit arrangements in effect on the date hereof, or (iii) establish, adopt, enter into or amend any collective bargaining (other than in accordance with past practice), bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers, employees or consultants of DietSmart;

               (d) amend the Certificate of Incorporation, except as provided for on Schedule 6.1(d), By-Laws or other comparable charter or organizational
       ---------------
documents of DietSmart or alter through merger, liquidation, reorganization, restructuring, or in any other fashion, the corporate structure or ownership of DietSmart;

               (e) acquire, or agree to acquire, (i) by merging or consolidating with, or by purchasing a substantial portion of the stock or assets of, or by any other manner, any business or corporation, partnership, joint venture, association or other business organization or division thereof, or (ii) any assets that are material, individually or in the aggregate, to DietSmart, except purchases consistent with past practice;

               (f) sell, lease, license, mortgage or otherwise encumber or subject to any lien, security interest, pledge or encumbrance or otherwise dispose of any of DietSmart's assets, except sales in the ordinary course of business consistent with past practice;

               (g) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of DietSmart, guarantee any debt securities of another person, or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary course of business consistent with past practice;

               (h) except in the ordinary course of business, enter into any agreement, contract, commitment, involving a commitment on the part of DietSmart to purchase, sell, lease or otherwise dispose of assets or require payment by DietSmart in excess of $25,000, exclusive of Internet Portal Agreements;

               (i)   make any capital expenditures in excess of $25,000;

               (j) adopt a plan of complete or partial liquidation of DietSmart or resolutions providing for or authorizing such a liquidation or the dissolution, merger, consolidation, restructuring, recapitalization or reorganization of DietSmart;

               (k) recognize any labor union (unless legally required to do so) or enter into or amend any collective bargaining agreement;

               (1) change any accounting principles used by DietSmart, unless required by the Financial Accounting Standards Board;

               (m) make any tax election of, or settle, compromise any income tax liability of, or file any federal. income tax return prior to the last day (including extensions) prescribed by law, in the case of any of the foregoing, material to the business, financial condition or results of the operations of DietSmart and its subsidiaries, if any, taken as a whole;

               (n) settle or compromise any litigation in which DietSmart is a defendant (whether or not commenced prior to the date of this Agreement) or settle, pay or compromise any claims not required to be paid, which payments are individually in an amount in excess of $5,000 and in the aggregate in an amount in excess of $25,000; and

               (o) authorize any of, or commit or agree to take any of, the foregoing actions.

          6.2  DietSmart Stockholder Approval and Meeting. DietSmart will use
               ------------------------------------------
its best efforts to hold a meeting of its stockholders on or about October 19, 2001 for the purpose of authorizing the Merger and adopting this Agreement in accordance with the DGCL and its by-laws governing such meetings. Totah and Lopez-Ona agree to vote her and his shares in favor of the Merger. In connection with the meeting, DietSmart and the Principal Stockholders shall cause a Notice of Meeting and Proxy Statement (the "Proxy Statement") to be prepared and mailed to each of the DietSmart Stockholders. The Proxy Statement shall contain information prepared by eDiets in accordance with Rule 502 of Regulation D of the Securities Act (the "Reg. D Information"). DietSmart and the Principal Stockholders agree that they will furnish to eDiets all information concerning DietSmart which eDiets may request for inclusion in the Proxy Statement. DietSmart and the Principal Stockholders represent and warrant that the information they furnish will not contain any untrue statement of a material fact or fail to state any material fact necessary for the statements made to not be misleading. The parties will use their best efforts to cause the Proxy Statement to be completed as soon as practicable and within ten (10) days after the execution of this Agreement, but in any event no later than fifteen (15) days after the execution of this Agreement.

     7.   Covenants of eDiets and Humble.
          ------------------------------

          7.1  Prohibited Conduct of eDiets.  eDiets covenants and agrees that,
               ----------------------------
during the period from the date hereof to the Effective Date, except pursuant to the terms hereof or unless DietSmart shall otherwise agree in writing, the eDiets business shall be conducted only, and eDiets shall not take any action except, in the ordinary course of business and in a manner consistent with past practice and in compliance with applicable laws; and eDiets shall use commercially reasonable efforts consistent with past practice and policies to preserve intact eDiets' assets, the eDiets business and the business organization of eDiets. By way of illustration, and not limitation, eDiets shall not, between the date of this Agreement and the Effective Date, unless specifically contemplated by this Agreement, directly or indirectly, do or propose or commit to do, any of the following without the prior written consent of DietSmart:

          (a) (i) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of the eDiets Common Stock or Preferred Stock, or (ii) split, combine or reclassify any of the eDiets Common Stock or Preferred Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of the eDiets Common Stock or Preferred Stock, or otherwise;

          (b) authorize for issuance, issue, deliver, sell or agree to commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), pledge or otherwise encumber, any shares of eDiets Common Stock or Preferred Stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities convertible securities or any other securities or equity equivalents, except that eDiets may issue eDiets Common Stock pursuant to the exercise of outstanding stock options and may grant stock options under the eDiets Stock Option Plan in the ordinary course of business;

          (c) amend the Certificate of Incorporation, By-Laws or other comparable charter or organizational documents of eDiets or alter through merger, liquidation, reorganization, restructuring, or in any other fashion, the corporate structure or ownership of eDiets;

          (d) acquire, or agree to acquire, (i) by merging or consolidating with, or by purchasing a substantial portion of the stock or assets of, or by any other manner, any business or corporation, partnership, joint venture, association or other business organization or division thereof, or (ii) any assets that are material, individually or in the aggregate, to eDiets, except purchases consistent with past practice;

          (e) sell, lease, license, mortgage or otherwise encumber or subject to any lien, security interest, pledge or encumbrance or otherwise dispose of any of eDiets assets, except sales in the ordinary course of business consistent with past practice;

          (f) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of eDiets, other than in the ordinary course of business consistent with past practice, guarantee any debt securities of another person, or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary course of business consistent with past practice;

          (g) except in the ordinary course of business, enter into any agreement, contract, commitment, involving a commitment on the part of eDiets to purchase, sell, lease or otherwise dispose of assets or require payment by eDiets in excess of $100,000, exclusive of Internet Portal Agreements;

          (h) adopt a plan of complete or partial liquidation of eDiets or resolutions providing for or authorizing such a liquidation or the dissolution, merger, consolidation, restructuring, recapitalization or reorganization of eDiets;

          (i) recognize any labor union (unless legally required to do so) or enter into or amend any collective bargaining agreement.;

          (j) change any accounting principles used by eDiets, unless required by the Financial Accounting Standards Board;

          (k) fail to make all commercially reasonable efforts consistent with past practice and policies to preserve its assets, business and business organization, to keep available the services of its key executive officers and employees and to preserve its relationships with its customers, suppliers and other persons with whom it has business relations. and

          (l) authorize any of, or commit or agree to take any of, the foregoing actions.

     7.2  Election of DietSmart Representative. On the Effective Date, eDiets
          ------------------------------------
and Humble shall cause (and Humble agrees to vote, or shall cause to be voted, all shares of eDiets capital stock owned or controlled by him entitled to vote for the election of Directors) the election of Totah to its Board of Directors and the re-election of Totah to the Board of Directors unless her employment with eDiets terminates for any reason. If Totah's employment is terminated for any reason, she agrees to promptly resign from the Board of Directors. Upon her resignation, eDiets will cause (and Humble agrees to vote, or shall cause to be voted all shares of eDiets capital stock owned or controlled by him entitled to vote for the election of Directors) the election of Lopez-Ona to the Board of Directors and the re-election of Lopez-Ona to the Board of Directors unless his employment with eDiets terminates for any reason. If Lopez-Ona's employment is terminated for any reason, he agrees to promptly resign from the Board of Directors. If both Lopez-Ona and Totah leave the employ of eDiets for any reason other than termination pursuant to Sections 5 (a) or 5 (b) of their Employment Agreement with eDiets (in which case he and/or she may not serve on the Board), and either is then serving on the Board, then he or she shall serve until the expiration of the second anniversary of the Effective Date and if either resigns the other shall serve out the remainder of the term. In the event that either or both of Totah and Lopez-Ona are unable to serve on the Board for any reason, then eDiets and Humble shall cause (and Humble agrees to vote, or shall cause to be voted, all shares of eDiets capital stock owned or controlled by him entitled to vote for the election of Directors) the election of a Board member to represent the interest of the DietSmart Stockholders (the "DietSmart Board Member") selected by eDiets from a list of three persons chosen by Lopez-Ona and Totah. The DietSmart Board Member will serve the remainder of the term held immediately prior to either or both of Totah and Lopez-Ona's resignation from the Board and any re-election term, if applicable, until the expiration of the second anniversary of the Effective Date.

     7.3  Mandatory Registration.  eDiets will include all of the shares
          ----------------------
included in the Share Consideration issued to the holders of DietSmart, except for the shares issued to the

Principal Stockholders, in a registration statement (the "Mandatory Registration Statement") which the Company will prepare and file with the Commission under the Securities Act on or before April 30, 2002 covering the resale of the shares by the DietSmart holders and use its best efforts to have the Mandatory Registration Statement declared effective by the Commission so as to permit the public trading of the securities by the DietSmart Stockholders. At Closing, each DietSmart Stockholder will receive a Registration Rights Agreement in the form of Exhibit D.
   ---------

          7.4  Piggyback Registration Rights.  Each of the DietSmart
               -----------------------------
Stockholders shall have piggyback registration rights exercisable at any time after the first anniversary of the Effective Date pursuant to the terms of a Registration Rights Agreement in the form of Exhibit D to be executed at
                                             ---------
Closing.

          7.5  Right of Co-Sale.  Humble covenants and agrees that in the event
               ----------------
he proposes to sell, assign or transfer all or a portion of his shares of eDiets Common Stock in connection with a Change of Control (as defined in Section 1.6 above), then he shall deliver to each of the former DietSmart Stockholders, Principal Stockholders and Certain Optionholders a notice in writing (the "Humble Notice") offering the right to participate in such sale and to sell a corresponding percentage of such stockholder's or Certain Optionholder's respective eDiets Common Stock to the proposed purchaser for the same per share purchase price received by Humble. Included in the Humble Notice shall be a description of the contemplated transaction, the percentage of each stockholder's, Principal Stockholder's and Certain Optionholder's eDiets Common Stock or eDiets Options available for sale and the per share purchase price. Within fifteen (15) days after receipt of the Humble Notice each DietSmart Stockholder, Principal Stockholder and Certain Optionholder shall respond to Humble, in writing, advising him of their intent to exercise his or her right of co-sale, or not, and, if so, the number of his or her shares to be included in the sale. The sales or transfers by the former DietSmart Stockholders, Principal Stockholders and Certain Optionholders shall be for the same consideration and otherwise on the same terms and conditions as the sale by Humble, except that,
(i) the former DietSmart Stockholders, Principal Shareholders and Certain Optionholders shall not be obligated to make representations or warranties or give indemnities to the purchaser other than those with respect to good and marketable title to their shares of eDiets Common Stock or eDiets Options; and
(ii) the former DietSmart Stockholders, Principal Stockholders and Certain Optionholders shall not be entitled to share in any consideration received by Humble in connection with reasonable employment, consulting or non-compete arrangements he may obtain in the transaction.

          7.6  Payment of Deferred Compensation.  eDiets shall pay to Totah,
               --------------------------------
Lopez-Ona and Smith the aggregate sum of $175,000, subject to federal withholding, social security and Medicare taxes as required by law, which represents the net amount of certain deferred compensation owed them by DietSmart. Of the $175,000, $85,000 shall be paid on the Closing and $90,000 shall be paid on the three (3) month anniversary of the Closing. eDiets will make the aforementioned payments to each of Totah, Lopez-Ona and Smith, as follows (i) at Closing, the principal sum of $28,333.33; and (ii) at the three
(3) month anniversary of the Closing, $30,000. At the time of Closing, each employment agreement and deferred compensation agreement and, if applicable, stock option agreement between the Principal Stockholders and DietSmart shall be terminate and no further sums will be due to them by DietSmart.

          7.7  Status as Reorganization.
               ------------------------

               (a) Neither eDiets nor Newco will: (i) discontinue the historic business of DietSmart and (ii) fail to use a significant portion of DietSmart's assets in the business conducted by Newco or eDiets following Closing if such discontinuation or failure could jeopardize the status of the Merger as a reorganization within the meaning of Code Section 368 (a). eDiets will not purchase, redeem or otherwise acquire, and will cause all Related Persons to refrain from purchasing, redeeming or otherwise acquiring, any of the Share Consideration following the Closing if such transaction could jeopardize the status of the Merger as a reorganization within the meaning of Code Section 368
(a). In addition, (i) neither eDiets nor Newco will sell, transfer or otherwise dispose of any of DietSmart's assets acquired in the transactions contemplated by this Agreement and (ii) eDiets will not sell, transfer or otherwise dispose of any shares of Newco if the sale, transfer or disposition could jeopardize the status of the Merger as a reorganization within the meaning of Code Section 368
(a).

               (b) Neither eDiets nor Newco will adopt any position (or cause DietSmart or the Principal Stockholders to adopt any position) which is inconsistent with the treatment of the Merger as a tax-free reorganization in which the shareholders do not recognize any gain or income with respect to the receipt of the Shares Consideration in exchange for stock of DietSmart, other than to the extent of the Cash Consideration. Without limiting the foregoing, the Merger will be reflected on all tax returns of DietSmart, Newco and eDiets as a tax-free reorganization.

     7.8  Taxes.
          -----

               (a) After the Closing, the Principal Stockholders shall assist eDiets in the preparation of the final tax returns for DietSmart which will be done within fifteen (15) days prior to the date such tax returns are due, or any extended due date authorized by the Internal Revenue Service (the "Extended Due Date"), then within fifteen (15) days prior to the Extended Due Date, and all tax returns with respect to DietSmart or in respect of its business, assets or operations for any taxable period ending on or before the Closing Date, and eDiets shall timely file such tax returns with respect to DietSmart.

               (b) Any tax refund (including a refund of excess estimated tax), including any interest with respect thereto, relating to any taxable period prior to the Closing Date shall be the property of eDiets.

               (c) Any taxes imposed on DietSmart that arise as a result of the transactions contemplated by this Agreement, including, without limitation, income, sales and use taxes, shall be borne by eDiets.

          7.9  Indemnity by eDiets and Newco. Each of eDiets and Newco agree to
               -----------------------------
defend, indemnity and hold harmless each of the Principal Stockholders from any and all claims, expenses, liabilities, judgments, settlements, including reasonable attorney's fees, costs and expenses in connection with any and all personal guarantees made by each or any of the Principal Stockholders in regard of certain leases with Dell Computer Corporation and MCS Canon Corporation.

     8.   Conditions of Merger.
          --------------------

          8.1. Conditions to Obligations of eDiets and Newco to Effect the
               -----------------------------------------------------------
Merger. The respective obligations of eDiets and Newco to effect the Merger
------
shall be subject to the fulfillment at or prior to the Effective Date of the following conditions any or all of which may be waived by such party at its sole discretion:

               (a)  Accuracy of Representations and Warranties. The
                    ------------------------------------------
representations and warranties of each of DietSmart and the Principal Stockholders contained in this Agreement shall have been true when made, and, in addition, shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

               (b)  Performance of Agreements. Each of DietSmart and the
                    -------------------------
Principal Stockholders, as the case may be, shall have performed, observed and complied in all material respects with all of their obligations, covenants and agreements, and shall have satisfied or fulfilled in all material respects conditions contained in any document and required to be performed, observed or complied with, or to be satisfied or fulfilled, by DietSmart or the Principal Stockholders at or prior to the Effective Date.

               (c)  Opinion of Counsel for DietSmart. eDiets and Newco shall
                    --------------------------------
have received an opinion of Winston & Strawn and Jennifer Lupo, Esq., counsel for DietSmart, dated the Closing Date, in substantially the form of Exhibit E
                                                                    ---------
and Exhibit E1.
--------------

               (d)  Opinion of Special Counsel to DietSmart.  eDiets and Newco
                    ---------------------------------------
shall have received an opinion of Richards, Layton & Finger, special counsel for DietSmart, dated the Closing Date, in substantially the form of Exhibit F.

               (e)  Litigation.  No order of any court or administrative agency
                    ----------
shall be in effect which restrains or prohibits the transactions contemplated hereby, and no claim, suit, action, inquiry, investigation or proceeding in which it will be, or it is, sought to restrain, prohibit or change the terms of or obtain damages or other relief in connection with this Agreement or any of the transactions contemplated hereby, shall have been instituted or threatened by any person or entity, and which, in the reasonable judgment of eDiets (based on the likelihood of success and material consequences of such claim, suit, action, inquiry or proceeding), makes it inadvisable to proceed with the consummation of such transactions.

               (f)  Consents and Approvals. All consents, waivers, approvals,
                    ----------------------
licenses and authorizations by third parties and governmental and administrative authorities (and all amendments or modifications to existing agreements with third parties) (the "Consents") required as a precondition to the performance by DietSmart and the Principal Stockholders of their respective obligations hereunder and under any agreement delivered pursuant hereto, or which in eDiets' reasonable judgment are necessary to continue unimpaired, subsequent to the Effective Date; any rights in and to DietSmart's assets and/or the DietSmart business which could be impaired by the Merger, shall have been duly obtained and shall be in full force and effect.

               (g)  Date of Consummation. The Merger shall have been consummated
                    --------------------
on or prior to October 23, 2001, or such later date as the parties shall agree by a written instrument signed by all of them.

               (h)  No Material Adverse Change. Except as otherwise provided by
                    --------------------------
this Agreement, there shall not have occurred after the date hereof, a material adverse change in the financial or business condition of DietSmart, taken as a whole, other than as a result of changes in general economic conditions or changes affecting the diet and fitness business, both online and offline, as a whole.

               (i)  Employment Agreements. Totah, Lopez-Ona and Smith shall have
                    ---------------------
entered into employment agreements with eDiets in substantially the form of Exhibit G.
---------

               (j)  No Appraisal Rights.  The holders of no more than 5% of the
                    -------------------
outstanding DietSmart voting capital stock shall have delivered to DietSmart a written notice pursuant to Section 262 of the Delaware Corporation Law exercising appraisal rights.

               (k)  Closing Certificate. Each of DietSmart and the Principal
                    -------------------
Stockholders shall have furnished eDiets and Newco with a certificate, dated the Closing Date, to the effect that all the representations and warranties of DietSmart and the Principal Stockholders are true and complete and all covenants to be performed by DietSmart or the Principal Stockholders at or as of the Closing have been performed and all conditions to be satisfied at or as of the Closing have been waived or satisfied.

               (l)  Accreditation Verification.  eDiets has confirmed that no
                    --------------------------
more than a maximum of thirty five (35) non-"accredited" stockholders (as defined in Rule 501 of Regulation D under the Securities Act) of DietSmart will be receiving shares of eDiets Common Stock in the Merger.

          8.2. Conditions to Obligations of DietSmart and the Principal
               --------------------------------------------------------
Stockholders to Effect the Merger. The obligations of DietSmart and the
---------------------------------
Principal Stockholders to effect the Merger shall be subject to the fulfillment at or prior to the Effective Date of the following conditions, any or all of which may be waived by such party, in its sole discretion:

               (a)  Accuracy of Representations and Warranties. The
                    ------------------------------------------
representations and warranties of eDiets and Newco contained in this Agreement shall have been true when made, and, in addition, shall be true in all material respects, on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

               (b)  Opinion of Counsel for eDiets and Newco. DietSmart shall
                    ---------------------------------------
have received an opinion of Nason, Yeager, Gerson, White & Lioce, P.A., counsel for eDiets and Newco, dated the Closing Date, in substantially the form of Exhibit H.
---------

               (c)  Litigation. No order of any court or administrative agency
                    ----------
shall be in effect which restrains or prohibits the transactions contemplated hereby, and no claim, suit, action, inquiry, investigation or proceeding in which it will be, or it is, sought to restrain, prohibit or change the terms of or obtain damages or other relief in connection with this Agreement or any of the transactions contemplated hereby, shall have been instituted or threatened by any person or entity, and which, in the reasonable judgment of DietSmart (based on the likelihood of success and material consequences of such claim, suit, action, inquiry or proceeding), makes it inadvisable to proceed with the consummation of such transactions.

               (d)  No Material Adverse Change. Except as otherwise provided by
                    --------------------------
this Agreement, there shall not have occurred after the date hereof, a material adverse change in the financial or business condition of eDiets or Newco, taken as a whole other than as a result of changes in general economic conditions or changes affecting the diet and fitness business, both online and offline, as a whole.

               (e)  Performance of Agreements. Each of eDiets and Newco shall
                    -------------------------
have performed, observed and complied, in all material respects, with all obligations, covenants and agreements, and shall have satisfied or fulfilled in all material respects all conditions contained in any document and required to be performed, observed or complied with, or satisfied or fulfilled, by either or both of them at or prior to the Closing Date.

               (f)  Consents and Approvals. All consents, waivers, approvals,
                    ----------------------
licenses and authorizations by third parties and governmental and administrative authorities (and all amendments and modifications to existing agreements with third parties) required as a precondition to the performance by eDiets and Newco of their respective obligations hereunder and under any agreement delivered pursuant hereto, shall have been duly obtained and shall be in full force and effect.

               (g)  Date of Consummation. The Merger shall have been consummated
                    --------------------
on or prior to October 23, 2001, or such later date as the parties shall agree by a written instrument signed by all of them.

               (h)  Employment Agreements. eDiets shall have entered into
                    ---------------------
employment agreements with Totah, Lopez-Ona and Smith in substantially the form attached hereto as Exhibit G.
                   ---------

               (i)  Closing Certificate. Each of eDiets and Newco shall have
                    -------------------
furnished DietSmart with certificates, each executed by their respective presidents, dated the Closing Date, to the effect that all the representations and warranties of eDiets or Newco, as the case may be, are true and complete in all material respects and all covenants to be performed by each of eDiets or Newco, as the case may be, at or as of the Closing have been performed in all material respects and conditions to be satisfied at or as of the Closing have been waived or satisfied in all material respects.

     9.   Indemnification.
          ---------------

          9.1. Indemnification by DietSmart Stockholders. (a) Subject to
               -----------------------------------------
Sections 9.5, 10.1, 10.2 and 10.3, the DietSmart Stockholders shall indemnify and defend and hold harmless eDiets and Newco from and against any and all losses, obligations, deficiencies, liabilities, claims, damages, costs and expenses (including, without limitation, the amount of any settlement entered into pursuant hereto, and all reasonable legal and other expenses incurred in connection with the investigation, prosecution or defense of any matter indemnified pursuant hereto) which either of them may sustain, suffer or incur and which arise out of, are caused by, relate to, or result or occur from or in connection with: (i) the case pending in the Supreme Court of the State of New York styled as DietSmart, Inc. v. Turner Consulting
                                         ------------------------------------
Group (the "Turner Litigation"); (ii) the claim of Recognition Group LLC for a
-----
broker's fee in connection with the Merger (the "Recognition Group Claim"); or
(iii) any misrepresentation of a material fact contained in any representation of DietSmart contained in, or the breach by DietSmart of any warranty or covenant made by it in this Agreement.

               (b) Subject to Sections 9.5, 10.1 and 10.2, each of the Principal Stockholders shall indemnify, defend and hold harmless eDiets and Newco from and against any and all losses, obligations, deficiencies, liabilities, claims, damages, costs and expenses (including, without limitation, the amount of any settlement entered into pursuant hereto, and all reasonable legal and other expenses incurred in connection with the investigation, prosecution or defense of any matter indemnified pursuant hereto) which either of them may sustain, suffer or incur and which arise out of, are caused by, relate to, or result or occur from or in connection with: (i) any misrepresentation of a material fact contained in any representation of such Principal Stockholder in Section 2.3 of this Agreement; (ii) any breach by such Principal Stockholder of any warranty or covenant made by such Principal Stockholder in this Agreement; or (iii) the Turner Litigation.

          9.2. Indemnification by eDiets and Newco.  Each of eDiets and Newco,
               -----------------------------------
jointly and severally, shall indemnify, defend and hold harmless each of DietSmart (before the Effective Date) and the DietSmart Stockholders (after the Effective Date) from and against any and all losses, obligations, deficiencies, liabilities, claims, damages, costs and expenses (including, without limitation, the amount of any settlement entered into pursuant hereto, and all reasonable legal and other expenses incurred in connection with the investigation, prosecution or defense of any matter indemnified pursuant hereto), which it or he or she may sustain, suffer or incur and which arise out of, are caused by, relate to, or result or occur from or in connection with any misrepresentation of a material fact contained in or the breach by eDiets or Newco of any warranty or covenant made by either of them in this Agreement.

          9.3. Third Party Claims. If a claim by a third party, including,
               ------------------
without limitation, the Turner Litigation and the Recognition Group Claim, is made against any party or parties hereto and the party or parties against whom said claim is made intends to seek indemnification with respect thereto under Sections 9.1 or 9.2, the party or parties seeking such indemnification shall promptly notify the indemnifying party or parties, in writing, of such claim; provided, however, that the failure to give such notice shall not affect the rights of the indemnified party or parties hereunder except to the extent that such failure materially and adversely affects the indemnifying party or parties due to the inability to timely defend such action. The indemnifying party or parties shall have ten (10) business days after said notice is given to elect, by written notice given to the indemnified party or parties, to undertake, conduct and control, through counsel of their own choosing (subject to the consent of the indemnified party or parties, such consent not to be unreasonably withheld) and at their sole risk and expense, the good faith settlement or defense of such claim, and the indemnified party or parties shall cooperate with the indemnifying parties in connection therewith; provided: (a) all settlements require the prior reasonable consultation with the indemnified party and the prior written consent of the indemnified party, which consent shall not be unreasonably withheld, and (b) the indemnified party or parties shall be entitled to participate in such settlement or defense through counsel chosen by the indemnified party or parties, provided that the fees and expenses of such counsel shall be borne by the indemnified party or parties. Notwithstanding the forgoing, in connection with the Turner Litigation and the Recognition Group Claim the fees and expenses of counsel incurred in defending or settling such claims shall be paid by eDiets (subject to reimbursement to the extent indemnification is available for such fees and expenses under section 9.1(a) or (b) above) or, at eDiets' option, paid out of the escrows maintained under sections 10.1 and 10.3,. as and when incurred by the indemnifying parties. So long as the indemnifying party or parties are contesting any such claim in good faith, the indemnified party or parties shall not pay or settle any such claim; provided, however, that notwithstanding the foregoing, the indemnified party or parties shall have the right to pay or settle any such claim at any time, provided that in such event they shall waive any right of indemnification therefor by the indemnifying party or parties. If the indemnifying party or parties do not make a timely election to undertake the good faith defense or settlement of the claim as aforesaid, or if the indemnifying parties fail to proceed with the good faith defense or settlement of the matter after making such election, then, in either such event, the indemnified party or parties shall have the right to contest, settle or compromise (provided that all settlements or compromises require the prior reasonable consultation with the indemnifying party and the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld) the claim at their exclusive discretion, at the risk and expense of the indemnifying parties.

          9.4. Assistance. Regardless of which party is controlling the defense
               ----------
of any claim, each party shall act in good faith and shall provide reasonable documents and cooperation to the party handling the defense.


          9.5  Limitations on Indemnification Rights.
               -------------------------------------

               (a)  Escrows.  Any amounts payable by the DietSmart Stockholders
                    -------
pursuant to Section 9.1 (a)(i) shall be satisfied solely out of the escrow established pursuant to Section 10.1, (or if the escrow is insufficient, by deduction from the Cash Consideration payments) or pursuant to Section 9.1
(a)(ii) shall be satisfied solely out of the escrow established pursuant to
Section 10.3 (or if the escrow has not been established by deduction from the Cash Consideration payments), or pursuant to Section 9.1 (a)(iii) shall be satisfied solely out of the escrow established pursuant to Section 10.2, by reduction of the Cash Consideration, such liability being allocated on a pro-rata basis among all of the DietSmart Stockholders. Notwithstanding any other provision to the contrary in this Agreement, the aggregate liability of the DietSmart Stockholders in connection with all claims against them for indemnification hereunder pursuant to Section 9.1(a) shall not exceed the amounts set forth in the preceding sentence. Any amounts payable by the Principal Stockholders pursuant to Section 9.1(b)(i) or (ii) shall first be satisfied out of the escrow of monies representing the pro rata share of the Cash Consideration to be received by the Principal Stockholder whose action has created the claim for indemnification, with such escrow established pursuant to
Section 10.2 and the particular Principal Stockholder shall be personally liable only for any excess amounts of the claim over the funds placed in escrow. Any amounts payable by the Principal Stockholders pursuant to Section 9.1(b)(iii) shall be first satisfied out of the escrow established pursuant to Section 10.1 and the Principal Stockholders shall have personal liability, severally on a pro-rata basis, only for any excess amount over the amount of the escrow fund.

               (b)  Deductibles. The DietSmart Stockholders shall be liable for
                    -----------
indemnity with respect to any claim arising under Section 9.1 (a)(iii) only to the extent that (A) the amount of such claim exceeds $5,000, and (B) the aggregate amount of all claims arising under such Section exceeds $25,000.

               (c)  Insurance; Tax Benefits.  Any indemnity payments made to
                    -----------------------
eDiets, on the one hand, or by the DietSmart Stockholders, on the other hand, in connection with damages indemnifiable pursuant to this Section 9:

                    (i) shall be reduced by an amount equal to any insurance proceeds, warranty or third-party indemnity payments realized by and paid to the indemnified party, less any related costs and expenses, including the aggregate cost of pursuing any related insurance, warranty or third-party indemnity claims, and

                    (ii) shall be reduced by an amount equal to the income tax benefits, if any, attributable to such damages but only to the extent that such tax benefits are actually realized by the indemnified party or any consolidated, combined or unitary group of which the indemnified party is a member.

The indemnified party shall use its reasonable efforts to make insurance, warranty or third party indemnity claims relating to any claim for which it is seeking indemnification pursuant to Section 9.5 (c); provided that the indemnified party shall not be obligated to make such claim if the indemnified party in its reasonable judgment believes that the cost of pursuing such claim together with any correspondent increase in insurance premiums or other charge backs to the indemnified party would exceed the value of the claim for which the indemnified party is seeking indemnification pursuant to this Section 9.

               (d)  Limitations on Damages. Any indemnifiable claim with respect
                    ----------------------
to any breach or nonperformance by any party of a representation, warranty, covenant or agreement shall be limited to the amount of actual damages sustained by the indemnified party by reason of such breach or nonperformance. Notwithstanding anything to the contrary elsewhere in this Agreement, no party or its affiliates shall in any event be liable to any other party or its affiliates for any consequential damages, including, but not limited to, loss of future revenue or income, cost of capital, or loss of business reputation or opportunity. Each party further agrees that it shall not seek punitive damages as to any matter relating to this Agreement or the transactions contemplated by it.

               (e)  Exclusivity.  The sole and exclusive remedy of the parties
                    -----------
hereto for any claim resulting in a breach by any of the parties hereto of their respective representations, warranties, covenants or agreements made hereby or the failure by any party to perform their respective obligations under this Agreement shall be a claim under this Section 9. The parties hereby waive any provision of law to the extent that it would limit or restrict the agreement contained in this Section 9.5 (e). The foregoing, however, shall not restrict or limit the remedies any party may have to recover for or redress fraud.

          9.6  "Knowledge" and "Material".  For all purposes of this Agreement,
               --------------------------

                    (i) any reference to "DietSmart's knowledge" or the "knowledge of DietSmart" shall refer to the knowledge, following reasonable inquiry as to the matter in question, of any of the Principal Stockholders;

                    (ii) any reference to "eDiets' knowledge" or the "knowledge of eDiets" shall refer to the knowledge, following reasonable inquiry as to the matter in question, of any of David R. Humble or Robert T. Hamilton.

                    (iii) any reference to any event, change, condition or effect being "material" with respect to any entity or group of entities means any material event, change, condition or effect related to the financial condition, properties, assets (including intangible assets), liabilities, business, operations or results of operations of such entity or group of entities.

          9.7  Rights of DietSmart Stockholders Representatives.  Each of the
               ------------------------------------------------
DietSmart Stockholders hereby authorizes the Principal Stockholders, and each of them, to act as such DietSmart Stockholder's representatives and attorneys-in-fact (the Principal Stockholders acting in such capacity being referred to herein as the "DietSmart Stockholders Representatives"), to take any and all action under this Agreement and the escrow agreements entered into pursuant to Sections 10.1, 10.2 and 10.3 in the name, place and stead of such DietSmart Stockholder, as fully and to the same extent as such DietSmart Stockholder could have done acting for itself and in its own name. Such permitted actions shall include, without limitation, giving any notices, entering into any amendments or modifications, and granting any and all waivers and/or consents, under or with respect to this Agreement and such escrow agreements, all on such terms and conditions as the DietSmart Stockholders Representatives may determine in their sole and absolute discretion.

     10.  Escrow Establishments:  Reimbursement of Certain Fees.
          ---------------------   -----------------------------

          10.1 Turner Litigation Escrow.  The sum of $100,000 out of each of the
               ------------------------
Cash Consideration payment, including the Initial Cash Payment (the "Turner Escrow Fund") shall be remitted to Citibank N.A., 411 Fifth Avenue, NY, NY 10016 in New York, New York which shall act as the Escrow Agent pursuant to an Escrow Agreement substantially in the form of Exhibit I. Each escrow installment shall
                                       ---------
be paid to the Escrow Agent in accordance with the payment schedule set forth in
Section 1.6 (c) (i)-(v) at the time a Cash Consideration payment is due. In addition, at the Closing, eDiets shall retain 10,000 shares of its common stock that are to be delivered to each of the Principal Stockholders (for an aggregate of 30,000 shares) (the "Escrow Shares"). The Turner Escrow Fund and the Escrow Shares shall be held in escrow until a final disposition of the Turner Litigation is reached, to satisfy the cost of any adverse judgment or settlement, including the related legal fees, costs and other expenses of prosecuting and defending same. The Escrow Shares shall be cancelled in the event that eDiets is required to issue shares of its common stock or options to purchase its common stock in accordance with a final disposition of the Turner Litigation in favor of Turner. In that event, the Escrow Shares will be valued at the closing price for eDiets stock trading on the over-the-counter Bulletin Board or any other stock exchange on the date of the final disposition of the Turner Litigation. In the event that shares of eDiets Common Stock are not trading on the over-the-counter Bulletin Board or any other stock exchange, the value of the Escrow Shares will be determined the value of the Escrow Shares will be determined through the negotiation of a mutually agreed to value or an appraisal of the securities made by an independent appraiser of Totah, Lopez-Ona and Smith's choosing and at their expense. However, the appraiser shall be a firm knowledgeable and experienced in valuations that is reasonably acceptable to eDiets. In the event that the Parties cannot agree upon the appointment of an appraiser, then the dispute is to be submitted to arbitration in accordance with the provisions of
Section 17.8 below, and the arbitrator will select the appraiser. In the event that DietSmart prevails in the litigation, any net settlement proceeds and damage awards, less the cost, expenses and all legal fees, will be paid and distributed to the DietSmart Stockholders solely. In no event, shall eDiets or Newco receive any of the net settlement or damage award in favor of DietSmart in the Turner Litigation.In the event that DietSmart prevails in the litigation, any net settlement proceeds and damage awards, less the cost, expenses and all legal fees, will be paid and distributed to the DietSmart Stockholders solely. In no event, shall eDiets or Newco receive any of the net settlement or damage award in favor of DietSmart in the Turner Litigation..

          10.2 Indemnification Claims Escrow.  In the event that eDiets has a
               -----------------------------
claim for indemnification under Section 9.1 (a)(iii), 9.1(b)(i) or 9.1(b)(ii), it shall provide notice to the DietSmart Stockholders Representatives or the Principal Stockholder(s), as the case may be, specifying in reasonable detail the basis for its claim and its estimate of the amount thereof. Out of the remaining installments of the Cash Consideration, eDiets shall pay to the Escrow Agent at the time the particular installment is due, all amounts that are due or become due on the cash installments up to the full amount of the claim, as reasonably determined by eDiets, and such sums shall be held by the Escrow Agent pursuant to the terms of the Escrow Agreement.

          10.3 Recognition Group Claim Escrow.  eDiets shall be reimbursed for
               ------------------------------
any payment made in connection with the settlement of the Recognition Group Claim by deducting the amount of the payment from the next installment of the Cash Consideration due. In the event, however, that the Recognition Group Claim is not settled before the last $500,000 installment of the Cash Consideration is due, then eDiets shall have the right to place $125,000 of the amount of the last installment in escrow by payment to the Escrow Agent (the "Recognition Group Claim Escrow Fund"). The Recognition Group Claim Escrow Fund shall be held to satisfy the cost of any eventual adverse judgment or settlement, including the related legal fees, costs and other expenses of defending the Claim and shall continue to be held until final settlement of the Claim.

          10.4 Reimbursement of Legal Fees.  Over and above the Turner
               ---------------------------
Litigation Escrow Fund and the Recognition Group Claim Escrow Fund (if any), eDiets shall be reimbursed for all legal fees incurred by eDiets or Newco to outside counsel in connection with the Turner Litigation and Recognition Group Claim by deducting the amount of such fees from the next installment of the Cash Consideration that becomes due. In the event that the Turner Litigation and/or Recognition Group Claim is handled by DietSmart's current general counsel, Jennifer Lupo, as a salaried employee of eDiets, then she may spend up to 20% of her time (providing time records to eDiets on a monthly basis) prosecuting (and in the case of the Turner Litigation, defending and prosecuting) these matters and the Orrick Claim (defined below). If she spends more than 20% on these three matters, then the total portion of her time expended on a monthly basis on these matters will be treated as legal expenses, and eDiets may seek reimbursement for the pro rata amount of her salary payments representing her time spent on these matters by deduction from the next due installment of the Cash Consideration.

          10.5  Orrick, Herrington & Sutcliffe Claim. The DietSmart Stockholders
                ------------------------------------
have a claim against their former counsel Orrick, Herrington & Sutcliffe (the "Orrick Claim"), which they may want to prosecute. In the event they elect to prosecute the Orrick Claim, the DietSmart Stockholders shall retain control of the claim's prosecution, provided however that, should eDiets be called upon to advance any payment related to prosecuting the Orrick Claim, including but not limited to the engagement of outside counsel, the fees and costs advanced shall be deducted from the next Cash Consideration payment and any further Cash Consideration payment. Any recovery from the prosecution of the Orrick Claim, after reimbursement to eDiets of any legal fees, costs and expenses which have been advanced by eDiets, shall belong to and be paid solely to the DietSmart Stockholders.

          11.   The Closing. Unless this Agreement shall have been terminated
                -----------
and the transactions herein contemplated shall have been abandoned pursuant to
Section 12, the closing of the Merger (the "Closing") will take place at the offices of Winston & Strawn, 200 Park Avenue, New York, New York as promptly as practicable (and in any event within five (5) business days) after satisfaction or waiver of the conditions set forth in Section 8 but in no event later than October 23, 2001 (the "Closing Date"); or such later date as shall have been fixed by a written instrument signed by the parties.

          11.1. Deliveries by eDiets and Newco at the Closing. At the Closing,
                ---------------------------------------------
eDiets and Newco shall deliver the following:

                (a) stock certificate(s), representing the Share Consideration registered in the names of Totah, Lopez-Ona and Smith;

                (b) copies of (i) resolutions adopted by the eDiets Board of Directors authorizing eDiets to execute and deliver the Agreement and other documents to which it is a party, to perform its obligations thereunder and to effect the Merger upon the terms and subject to the conditions set forth therein, and (ii) resolutions adopted by the Board of Directors of Newco, and the written consent of the sole shareholder, authorizing Newco to execute and deliver the Agreement by Newco and the other documents to which it is a party, to perform its obligations thereunder and to effect the Merger upon the terms and subject to the conditions set forth therein, duly certified by the Secretaries or Assistant Secretaries of eDiets' and Newco, respectively;

                (c) certificates of the Secretary or Assistant Secretary of each of eDiets and Newco certifying as to the incumbency and specimen signatures of the officers of eDiets and Newco executing the Agreement and other documents on behalf of such corporation; and

                (d) confirmation, in form of satisfactory to the parties hereto, from the Secretary of State of the State of Delaware that the Certificate of Merger of DietSmart with and into Newco has been filed with such Secretary of State; together with a copy of the executed form of such agreement.

          11.2  Deliveries by DietSmart and/or the Principal Stockholders at the
                ----------------------------------------------------------------
Closing. At the Closing, DietSmart and/or the Principal Stockholders, as
-------
applicable, shall deliver to eDiets and/or Newco, as the case may be, the following:

                (a) stock certificate(s) representing the DietSmart Common Stock owned by Totah and Lopez-Ona, duly executed by the proper officers of DietSmart;

                (b) a copy of the resolutions of the Board of Directors of DietSmart, and the resolutions adopted by the DietSmart Stockholders, authorizing DietSmart to execute and deliver the Merger Agreement and other documents to be delivered by DietSmart to perform its obligations thereunder and to effect the Merger upon the terms and conditions thereunder, duly certified by the Secretary or assistant Secretary of DietSmart; and

                (c) certificates of the Secretary or Assistant Secretary of DietSmart certifying as to the incumbency and specimen signatures of the officers of DietSmart executing the Merger Agreement and the other documents to be delivered by DietSmart on behalf of such corporation.

          11.3. Other Deliveries. In addition, the parties shall execute and
                ----------------
deliver such other documents as may be required by this Agreement and as either of them or their respective counsel may reasonably require in order to document and carry out the transactions contemplated by this Agreement.

     12.  Termination and Waiver.
          ----------------------

          12.1. Termination. This Agreement may be terminated at any time prior
                -----------
to the Effective Date:

                (a) By mutual consent of the Boards of Directors of eDiets, Newco and DietSmart; or

                (b) By eDiets and Newco, on the one hand, or DietSmart and the DietSmart Stockholders Representatives, on the other hand, if any of the conditions precedent with respect to the other party, as set forth in Sections
8.1 and 8.2, respectively, have not been satisfied or waived on or before the Effective Date.

                (c) By eDiets and Newco, on the one hand, or DietSmart and the DietSmart Stockholders Representatives, on the other hand, if (i) the merger shall not have been consummated by October 23, 2001, or such later date as the parties shall have fixed by written instrument signed by the parties hereto; provided, however, that the right to terminate this Agreement under this subsection (c) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Date to occur on or before such date or (ii) a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the parties hereto shall use their reasonable efforts to vacate), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement.

                (d) By eDiets and Newco, on the one hand, or by DietSmart and the DietSmart Stockholders Representatives, on the other hand, if, in the reasonable judgment of eDiets and Newco or DietSmart and the DietSmart Stockholders Representatives, as the case may be, (and provided such parties are not then in material breach of their respective obligations hereunder), it shall have been determined that the transaction contemplated by this Agreement has become inadvisable or impracticable by reason of the institution or threat by state, local or federal governmental authorities or by any other person of material litigation or proceedings against eDiets or DietSmart.

                (e) By eDiets and Newco, on the one hand, or DietSmart and the DietSmart Stockholders Representatives, on the other hand, if, in the reasonable judgment of eDiets and Newco or DietSmart or the DietSmart Stockholders Representatives, as the case may be (and provided such parties are not then in material breach of their respective obligations hereunder), it shall be determined that the business or assets or financial condition of the other unrelated corporate party hereto has been materially and adversely affected since June 30, 2001, whether by reason of changes, developments or operations in the normal course of business or otherwise.

          12.2. Waiver. At any time prior to the Effective Date, any party
                ------
hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

     13.  Break-up Fees.
          -------------

          13.1  Payment of Fees by eDiets.  In the event this Agreement is
                -------------------------
terminated by DietSmart pursuant to Section 12.1 (b) because of the failure of any of the conditions set forth in Section 8.2 (a)(b)(d)(e)(f)(h) and (i), or pursuant to Section 12.1 (c) (i) eDiets shall pay to DietSmart $250,000 in immediately available funds pursuant to written instructions from DietSmart. In addition, eDiets will pay up to $50,000 of documented legal expenses reasonably incurred by DietSmart in connection with the Merger.

          13.2  Payment of Fees by DietSmart.  In the event this Agreement is
                ----------------------------
terminated by eDiets pursuant to Section 12.1 (b) because of the failure of any of the conditions set forth in Sections 8.1(a)(b)(c)(d)(f)(h)(i) and (k), or pursuant to Section 12.1 (c) (i) DietSmart shall pay to eDiets $50,000 in immediately available funds pursuant to written instructions from eDiets.

          13.3  Liquidated Damages.  In the event that payment is required to
                ------------------
be made pursuant to Sections 13.1 or 13.2, the payment of any such amount is the sole remedy to which DietSmart or eDiets, as the case may be, shall be entitled to, and the party making the payment shall have no liability or obligations of any nature whatsoever to the other party arising out of this Agreement. Payment of the amounts required pursuant to Sections 13.1 and 13.2 is an integral part of the transactions contemplated by this Agreement and are an inducement to each of the parties to enter into this Agreement and, to the extent payable constitute liquidated damages and not a penalty.

     14.  Repayment of Certain Advance.  As reflected in a promissory note dated
          ----------------------------
July 11, 2001 made by DietSmart to eDiets, eDiets advanced the sum of $50,000 to DietSmart. The parties hereby agree that the Promissory Note shall be amended so that the "Due Date" shall be the date this Agreement terminates for any reason.

     15.  Fees and Expenses.  eDiets and Newco for themselves, and DietSmart for
          -----------------
itself and for the Principal Stockholders, shall bear its and his or her own expenses in connection with this Agreement and the transactions contemplated hereby, except that:

               (a) in the event this Agreement terminates for any reason, DietSmart will reimburse eDiets for the Ernst & Young LLP audit fees incurred in accordance with the Letter Agreement between eDiets and DietSmart dated July 26, 2001, the terms of which shall survive the execution of this Agreement; and

               (b) in the event the legal fees and cost of the counsel for DietSmart in the transaction exceed $100,000, exclusive of counsel fees for the preparation of the Proxy Statement which accrue from September 25, 2001 until the Closing, then the excess over $100,000 shall be deducted from the Initial Cash Payment at Closing.

               (c) In the event this Agreement terminates for any reason, DietSmart shall pay eDiets $7,500 within 10 days after the date of termination as reimbursement of a portion of the fees of Instream Partners LLC incurred by eDiets in connection with the Merger.

     16.  Survival of Representations and Warranties.  Each of the parties
          ------------------------------------------
hereto hereby agrees that the representations and warranties made by or on behalf of it, him or her in this Agreement or in any document or instrument delivered pursuant hereto shall survive the Closing for a period of fifteen (15) months.

     17.  General Provisions.
          ------------------

          17.1. Notices. All notices and other communications given or made
                -------
pursuant hereto shall be in writing and shall be deemed to have been made as of the date delivered in the case of personal delivery or facsimile transmittal (confirmed by transmission report), if by overnight courier; the next business day, in the case of U.S. Mail, registered or certified (postage prepaid, return receipt requested) three business days thereafter , to the parties at the following addresses (or at such other address for a party as shall be specified by like notice, except that notices of changes of address shall be effective upon receipt):

If to DietSmart,
or the DietSmart Stockholders Representatives:    DietSmart, Inc.
                                                  1032 Avenue of the Americas,
                                                  3d Floor
                                                  New York, New York 10018
                                                  Attn: Tamara L. Totah
with a copy to:                         Jennifer Lupo, Esq., General Counsel
                                        1032 Avenue of the Americas, 3/rd/ floor
                                        New York, New York 10018
                                                  and
                                        John Kaufmann, Esq.
                                        Winston & Strawn
                                        200 Park Avenue
                                        New York, New York 10166

If to the Principal Stockholders:       Tamara L. Totah
                                        24 Fifth Avenue
                                        New York, New York 10013

                                        Carlos M. Lopez-Ona
                                        254 E. 68/th/ Street, Apt. 3F
                                        New York, New York

                                        Andrew G. Smith
                                        95 Christopher Street
                                        New York, New York 10013

If to eDiets or Newco eDiets.com, Inc.  eDiets.com, Inc.
                                        3801 W. Hillsboro Boulevard
                                        Deerfield Beach, FL 33442
                                        Attn: Mr. David Humble

If to David Humble                      c/o eDiets.com, Inc.
                                        3801 W. Hillsboro Boulevard
                                        Deerfield Beach, FL 33442

with a copy to:                         Nason, Yeager, Gerson, White &
                                        Lioce, P.A.
                                        1645 Palm Beach Lakes, Blvd.
                                        West Palm Beach, FL 33401
                                        Attn: Mark A. Pachman, Esq.

          17.2.  Severability. If any term or other provision of this Agreement
                 ------------
is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of -the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the greatest extent possible.

          17.3.  Entire Agreement. This Agreement constitutes the entire
                 ----------------
agreement, and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

          17.4.  Amendment. This Agreement may not be amended except by an
                 ---------
instrument in writing signed by each of the parties hereto.

          17.5.  Schedules. All references in this Agreement to Schedules shall
                 ---------
mean the schedules identified in this Agreement, which are incorporated into this Agreement and shall be deemed a part of the representations and warranties to which they relate. To the extent a disclosure has been made by eDiets, Newco, DietSmart or the Principal Stockholders on any Schedule, it shall be in writing, shall indicate the section pursuant to which it is being delivered, and shall be initialed by the delivering party. For purposes of this Agreement, information which is necessary to make a given Schedule complete and accurate, but is omitted therefrom, shall nevertheless be deemed to be contained therein if it is contained on any other Schedule; but only if such information appears on such other Schedule in such form and detail that it is responsive to the requirements of such given Schedule.

          17.6.  No Assignment. This Agreement shall not be assigned except for
                 -------------
by operation of law or mutual consent of the parties hereto, and any assignment shall be null and void.

          17.7.  Governing Law, Venue. This Agreement shall be governed by, and
                 --------------------
construed in accordance with, the law of the State of Delaware without regard to its choice of law principles. The party or parties seeking to enforce the provisions of this Agreement will choose the venue of such action, and the non-enforcing party agrees to submit to and waives any objections to jurisdiction or venue in that proceeding.

          17.8   Dispute Resolution.
                 ------------------

                 (a) Any dispute, controversy or claim arising out of or relating to this Agreement or any related agreement, or the transaction contemplated by this Agreement or the validity, interpretation, breach or termination thereof (a "Dispute"), including claims seeking redress or asserting rights under Delaware law, shall be resolved in accordance with the procedures set forth herein. Until completion of such procedures, no party may take any action not contemplated herein to force a resolution of the Dispute by any judicial, arbitral or similar process, except to the limited extent necessary to
(i) avoid expiration of a claim that might eventually be permitted hereby or
(ii) obtain interim relief, including injunctive relief, to preserve the status quo or prevent irreparable harm.

                 (b) All communications between the parties or their representatives in connection with the attempted resolution of any Dispute shall be deemed to have been delivered in furtherance of a Dispute settlement and shall be exempt from discovery and production, and shall not be admissible in evidence (whether as an admission or otherwise), in any arbitral or other proceeding for the resolution of the Dispute.

               (c) In connection with any Dispute, the parties expressly waive and forego any right to punitive, exemplary, statutorily-enhanced or similar damages in excess of compensatory damages.

               (d) As a condition precedent to the institution of arbitration, written notice, served in accordance with Section 17.1, shall be served by the party ("Disputing Party") seeking to enforce the terms of this Agreement or the transaction contemplated herein. The notice shall be in the form of a written statement of the dispute, the resolution sought and the basis upon which such resolution is predicated. Within thirty (30) days after the notice is complete and if the dispute has not been resolved by the parties or any representative appointed by a party, any party has the right to submit the dispute to binding arbitration.

               (e) Either party may submit the Dispute for resolution by arbitration pursuant to the Rules of the American Arbitration Association ("AAA") for commercial disputes as in effect at the time of the arbitration, except as modified herein. The parties consent to a single, consolidated arbitration for all Disputes for which arbitration is permitted.

               (f) The arbitral tribunal shall be composed of one arbitrator selected by agreement of the parties or, in the absence of such agreement within 60 days after either party first proposes an arbitrator, by the AAA.

               Each party shall be permitted to present its case, witnesses and evidence, if any, in the presence of the other party. The parties shall have the right to conduct discovery in accordance with the discovery rules of the state in which the arbitration is conducted. A written transcript of the proceedings shall be made and furnished to the parties. The arbitrator shall determine the Dispute in accordance with the choice of law provisions of Section 17.7 , without giving effect to any conflict of law rules or other rules that might render such law inapplicable or unavailable, and shall apply this Agreement according to its terms, provided that the provisions relating to arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. (S)(S)1 et seq. The Arbitrator shall enter an award which includes detailed findings of fact and conclusions of law.

               (g) The parties agree to be bound by any award or order resulting from any arbitration conducted hereunder and further agree that:

                    (i) any monetary award shall include pre-award interest, to the extent appropriate, and shall be made and payable in U.S. dollars through a bank selected by the recipient of such award, free of any withholding tax or other deduction, together with interest thereon at the prime rate in effect at such bank on the date of the award, from the date the award is granted to the date it is paid in full;

                    (ii) in the context of an attempt by either party to enforce an arbitral award or order, any defenses relating to the parties' capacity or the validity of this Agreement or any related agreement under any law are hereby waived; and

                     (iii) judgment on any award or order resulting from an arbitration conducted under this Section may be entered and enforced in any court having jurisdiction thereof or having jurisdiction over any of the parties or any of their assets.

                     (iv) The parties shall have the right to appeal the Arbitrator's final decision and award to any court having jurisdiction over the matter, and such appeal rights shall include reversal for an application of law which is erroneous or a finding of fact which is clearly erroneous.

                (h) Except as expressly permitted by this Agreement, no party will commence or voluntarily participate in any court action or proceeding concerning a Dispute, except (i) for enforcement as contemplated by paragraph
(f) (iii) above, (ii) to restrict or vacate an arbitral decision based on the grounds specified under applicable law and not waived in paragraph (f)(ii) above, or (iii) for interim relief as provided in paragraph (h) below. For purposes of the foregoing or enforcement of any undisputed obligation, the parties hereto submit to the non-exclusive jurisdiction of the courts of Florida and New York.

                (i) In addition to the authority otherwise conferred on the arbitral tribunal, the tribunal shall have the authority to make such orders for interim relief, including injunctive relief, as it may deem just and equitable. Notwithstanding paragraph (g) above, each party acknowledges that in the event of any actual or threatened breach of the provisions of Sections 4, 5.7,6, 7, 9 or 10, the remedy at law would not be adequate, and therefore injunctive or other interim relief may be sought immediately to restrain such breach. If the tribunal shall not have been appointed, either party may seek interim relief from a court having jurisdiction if the award to which the applicant may be entitled may be rendered ineffectual without such interim relief. Upon appointment of the tribunal following any grant of interim relief by a court, the tribunal may affirm or disaffirm such relief, and the parties will seek modification or rescission of the court action as necessary to accord with the tribunal's decision.

                (j) The prevailing party in any arbitration conducted under this Section shall be entitled to recover (as part of the arbitral award or order) its reasonable attorneys' fees and other costs of arbitration or litigation.

          17.9. Headings. Headings in this Agreement are included herein for
                --------
convenience of reference only and shall not constitute part of this Agreement for any other purpose.

          17.10 Counterparts. This Agreement may be executed in one or more
                ------------
counterparts, and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

          17.11 Attorneys' Fees.  If any legal action or other proceeding is
                ---------------
brought for the enforcement of this Agreement or the transaction contemplated herein, or because of any alleged dispute, breach, default or misrepresentation in connection with any provision of his Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees, court costs and reasonable expenses incurred in that action or proceeding, in addition to any other relief to which such party or parties may be entitled.

          17.12  Construction.  This Agreement will not be construed more
                 ------------
strongly against either party regardless of which party is responsible for its preparation.

          17.13  Waiver of Breach.  The waiver by either party of a breach of
                 ----------------
any provision of this Agreement by the other party must be in writing and shall not operate or be construed as a waiver of any subsequent breach by such other party.

                 [Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each of eDiets, Newco and DietSmart, by their respective officers thereunto duly authorized, and the Principal Stockholders, individually, have caused this Agreement to be executed as of the date first written above.

                                EDIETS.COM, INC.


                                By: /s/ David R. Humble
                                   ---------------------------------------------


                                DIETSMART ACQUISITION CORP.


                                By: /s/ David R. Humble
                                   ---------------------------------------------

                                DIETSMART, INC.


                                By: /s/ Tamara Totah
                                   ---------------------------------------------


                                Principal Stockholders:

                                /s/ Tamara Totah
                                ------------------------------------------------
                                Tamara L. Totah

                                /s/ Carlos Lopez-Ona
                                ------------------------------------------------
                                Carlos M. Lopez-Ona

                                /s/ Andrew Smith
                                ------------------------------------------------
                                Andrew G. Smith



/s/ David R. Humble
------------------------------------------------
David R. Humble, as to Sections 7.2 and 7.5 only